Exhibit 10.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

HCP DR MCD, LLC,

a Delaware limited liability company

Dated as of February 9, 2007

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ARTICLE VII. MANAGEMENT AND OPERATION OF BUSINESS		38

7.1	Management	38
7.2	Certificate of Formation	42
7.3	Restrictions on Managing Member’s Authority	42
7.4	Compensation of the Managing Member	48
7.5	Other Business of Managing Member	49
7.6	Contracts with Affiliates	49
7.7	Indemnification	50
7.8	Liability of the Managing Member	52
7.9	Other Matters Concerning the Managing Member	52
7.10	Title to Company Assets	53
7.11	Reliance by Third Parties	53

ARTICLE VIII. RIGHTS AND OBLIGATIONS OF MEMBERS		54

8.1	Limitation of Liability	54
8.2	Managing of Business	54
8.3	Outside Activities of Members	54
8.4.	Return of Capital	55
8.5	Rights of Non-Managing Members Relating to the Company	55
8.6	Redemption Rights	56

ARTICLE IX. BOOKS, RECORDS, ACCOUNTING AND REPORTS		58

9.1	Records and Accounting	58
9.2	Fiscal Year	59
9.3	Reports	59
9.4	Cooperation Regarding Tax Matters Relating to Contributed Property	59

ARTICLE X. TAX MATTERS		60

10.1	Preparation of Tax Returns	60
10.2	Tax Elections	60
10.3	Tax Matters Partner	60
10.4	Organizational Expenses	61

ARTICLE XI. TRANSFERS AND WITHDRAWALS		61

11.1	Transfer	61
11.2	Transfer of Managing Member’s Membership Interest	61
11.3	Non-Managing Members’ Rights to Transfer	62
11.4	Substituted Members	64
11.5	Assignees	64
11.6	General Provisions	65

ARTICLE XII. ADMISSION OF MEMBERS		66

12.1	Admission of Initial Non-Managing Members	66
12.2	Admission of Successor Managing Member	67
12.3	Admission of Additional Members	67
12.4	Amendment of Agreement and Certificate	68

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	12.5	Limitation on Admission of Members	68

ARTICLE XIII. DISSOLUTION, LIQUIDATION AND TERMINATION			68

	13.1	Dissolution	68
	13.2	Redemption of Non-Managing Member Units	69
	13.3	Winding Up	69
	13.4	Deemed Contribution and Distribution	71
	13.5	Rights of Members	71
	13.6	Notice of Dissolution	71
	13.7	Cancellation of Certificate	71
	13.8	Reasonable Time for Winding-Up	71
	13.9	Liability of Liquidator	72

ARTICLE XIV. PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; AMENDMENTS; MEETINGS			72

	14.1	Procedures for Actions and Consents of Members	72
	14.2	Amendments	72
	14.3	Meetings of the Members; Written Consent Without a Meeting	72

ARTICLE XV. GENERAL PROVISIONS			73

	15.1	Addresses and Notice	73
	15.2	Titles and Captions	74
	15.3	Pronouns and Plurals	74
	15.4	Further Action	74
	15.5	Binding Effect	74
	15.6	Creditors	74
	15.7	Waiver	74
	15.8	Counterparts	74
	15.9	Applicable Law	75
	15.10	Entire Agreement	75
	15.11	Invalidity of Provisions	75
	15.12	No Partition	75
	15.13	Uniform Commercial Code Article 8 (Opt-In)	75

Exhibit A	Member Information		A-1
Exhibit B	Notice of Redemption		B-1
Exhibit C	Form of Joinder Agreement		C-1
Exhibit D	Example of Certain Calculations Pursuant to Section 5.6.C		D-1
Exhibit E	Form of Bottom Dollar Guarantee		E-1
Exhibit F-1	Form of Managing Member Note		F-1-1
Exhibit F-2	Form of Managing Member Note (Subordinate Note)		F-2-1

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
HCP DR MCD, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is made and entered into as of February 9, 2007, by and among Health Care Property Investors, Inc., a Maryland corporation (the “Managing Member”), and the Persons whose names are set forth on Exhibit A attached hereto as “Non-Managing Members” (collectively, the “Non-Managing Members,” and together with the Managing Member, the “Members”), for the purpose of forming HCP DR MCD, LLC, a Delaware limited liability company (the “Company”).

RECITALS

A.                                   The Managing Member, the Company and Medical City Dallas Limited Partnership, a Texas limited partnership (“Contributor”) entered into that certain Contribution Agreement and Joint Escrow Instructions dated as of February 6, 2007 (the “Contribution Agreement”), providing, among other things, for the contribution of certain assets to, and the acquisition of certain interests in, the Company.

B.                                     The Contributor has, in accordance with the limited partnership agreement of Contributor and subject to the terms of the Contribution Agreement, concurrent with the Effective Date (as hereinafter defined) distributed and assigned to its constituent partners all or a portion of Contributor’s rights to receive Non-Managing Member Units pursuant to and in accordance with Sections 4.1 and 12.1 hereof.

C.                                     It is a condition to the closing of the transactions contemplated by the Contribution Agreement that the Members enter into this Agreement, and the Members desire to adopt this Agreement in accordance with the Act.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Accounting Firm” has the meaning set forth in Section 7.3H hereof.

“Act” means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.4A hereof.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 4.2 hereof.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)                                  decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member’s Membership Interest or is deemed to be obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)                                 increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Factor” means 1.0; provided, however, that: (a) in the event that the Managing Member (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such adjustment by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time) ; (b) the Managing Member distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction, (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fractions; and (c) the Managing Member shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (a) above), which evidences of indebtedness or assets relate to assets not received by the Managing Member pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction, (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dated fixed for such determination less the then fair market value (as reasonably determined by the Managing Member) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share. Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

“Affirmative Consent of the Non-Managing Members” means the Consent of the Non-Managing Members other than pursuant to a Deemed Consent of any Non-Managing Member.

“Affirmative Consent of a Supermajority of the Non-Managing Members” means the Consent of a Supermajority of the Non-Managing Members other than pursuant to a Deemed Consent of any Non-Managing Member.

“Affiliate” means, with respect to any Person, any Person directly or indirectly Controlling or Controlled by or under common Control with such Person.

“Aggregate Sharing Amount” means, with respect to any taxable disposition of all or any portion of the Contributed Property or any Successor Property, an amount equal to the excess, if any, of (i) the Property Appreciation with respect to all or such portion of the Contributed Property or any Successor Properties being sold or previously sold by the Company, over (ii) the Unit Appreciation with respect to all or such portion of the Contributed Property or any Successor Properties being sold or previously sold by the Company.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of HCP DR MCD, LLC, as it may be amended, supplemented or restated from time to time.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets in the general location of the property being appraised, selected by the Managing Member in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.

“Assignee” means a Person to whom one or more LIC Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made:

(a)                                  the sum, without duplication, of:

(i)                                     the Company’s net income or net loss (as the case may be) for such period determined in accordance with GAAP,

(ii)                                  depreciation and all other non-cash charges to the extent deducted in determining net income or net loss for such period pursuant to the foregoing clause (a)(i),

(iii)                               the amount of any reduction in reserves of the Company (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary and straight-line rent adjustments), and

(iv)                              all other cash received (including, but not limited to amounts previously accrued as net income and amounts of deferred income but excluding any net amounts borrowed by the Company for such period) that was not included in determining net income or net loss for such period pursuant to the foregoing clause (a)(i),

(b)                                 less the sum, without duplication, of:

(i)                                     all regularly scheduled (including at maturity) principal debt payments made during such period by the Company,

(ii)                                  capital expenditures made by the Company during such period,

(iii)                               all other expenditures and payments (including any loans made by the Company pursuant to the terms of this Agreement) not deducted in determining net income or net loss for such period pursuant to the foregoing clause,

(iv)                              straight-line rental revenue to the extent added in determining net income or net loss for such period pursuant to the foregoing clause (a)(i),

(v)                                 the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the Managing Member determines are necessary or appropriate in its sole and absolute discretion, and

(vi)                              amounts included in determining net income or net loss for such period where cash was not received during such period for such amounts.

Notwithstanding the foregoing, Available Cash shall not include (1) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company, (2) any Capital Contributions, whenever received, (3) any Disposition Proceeds or (4) any Refinancing Debt Proceeds.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Ownership” means ownership of REIT Shares by a Person who is or would be treated as an owner of such REIT Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficially Own,” “Beneficially Owned,” “Beneficially Owns” and “Beneficial Owner” shall have the correlative meanings.

“Bottom Guarantee” has the meaning set forth in Section 7.3E.(4) hereof.

“Built-in Gain” means the excess of (a) the gross fair market value of the Contributed Property or any Successor Properties (or any applicable portion(s) thereof) over (b) the adjusted tax basis of the Contributed Property or Successor Properties (or any applicable portion(s) thereof) (as the case may be) for federal income tax purposes, as determined as of the Effective Date and as reduced from time to time in accordance with applicable provisions of the Code and Regulations.

“Business Day” means any day except a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.

“Calendar Quarter” means each of the following periods of each year: January 1 through and including March 31; April 1 through and including June 30; July 1 through and including September 30; and October 1 through and including December 31.

“Call Notice” means a written notice to the Non-Managing Members informing them of the Managing Member’s election to call their Non-Managing Member Units pursuant to Section 13.2 hereof.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member on the Company’s books and records in accordance with the following provisions:

(a)                                  To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s allocable share of Net Income and any items of income or gain specially allocated pursuant to Section 6.3 hereof, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(b)                                 From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s allocable share of Net Loss and any items of loss or deductions specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c)                                  In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d)                                 In determining the principal amount of any liability for purposes of subsections (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)                                  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification provided that such modification will not have a material effect on the amounts distributable to any Member without such Member’s Consent. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) or 1.704-2 provided that such modification will not have a material effect on the amounts distributable to any Member without such Member’s Consent.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property or other assets (including, without limitation, the Contributed Property) that such Member contributes to the Company pursuant to Sections 4.1, 4.2 or 4.4 hereof and, with respect to the Initial Non-Managing Members, the Contribution Agreement.

“Cash Amount” means an amount of cash per LLC Unit equal to the product of (a) the Value of a REIT Share and (b) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the Articles of Incorporation of the Managing Member, as amended, supplemented or restated from time to time.

“Closing Price” means the closing price of a REIT Share on the New York Stock Exchange.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the Preface hereof, and any successor thereto.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2) for the phrase “partnership minimum gain,” and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Consent” means the consent to, approval of, or vote on a proposed action by a Member given in accordance with Article XIV hereof or any other written consent to, approval of, or vote on a proposed action or matter by a Member as otherwise provided herein.

“Consent of the Non-Managing Members” means the Consent of a Majority in Interest of the Non-Managing Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Non-Managing Members, in their reasonable discretion.

“Consent of Supermajority of the Non-Managing Members” means the Consent of a Supermajority in Interest of the Non-Managing Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Supermajority in Interest of the Non-Managing Members in their reasonable discretion.

“Constructive Ownership” means ownership of REIT Shares, or any other interest in an entity, by a Person who is or would be treated as an owner thereof either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructively Own,” “Constructively Owned,” “Constructively Owns” and “Constructive Owner” shall have the correlative meanings.

“Contributed Property” means the “Property” as that term is defined in the Contribution Agreement. It is acknowledged that, pursuant to the Contribution Agreement, certain identified non-real estate assets of the “Property” (as defined in the Contribution Agreement) shall be contributed through or at the direction of the Company upon the closing of the transactions contemplated thereby.

“Contribution Agreement” shall have the meaning given to such term in Recital A above, as the same may be amended or modified in accordance with the terms thereof.

“Contributor” shall have the meaning given to such term Recital A above.

“Contributor’s Partners” means the constituent partners of Contributor to whom Contributor has distributed or otherwise assigned, in accordance with the limited partnership agreement of Contributor and subject to the terms of the Contribution Agreement, the right of such Contributor to receive Non-Managing Member Units pursuant to and in accordance with Sections 4.1 and 12.1 hereof.

“Control” means, when used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with GAAP, should be capitalized.

“Deemed Consent” has the meaning set forth in Section 14.3B. hereof.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero (-0-), Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Disposition Proceeds” means the net proceeds (i.e., after the repayment of any Debt and the payment of all costs related to the disposition) received by the Company upon the taxable disposition of all or any portion of the Properties.

“Effective Date” means the date on which the transactions contemplated by the Contribution Agreement are consummated, at which time the contributions set forth in Section 4.1 hereof and Exhibit A hereto that are to be effective shall become effective.

“Effective Price” as defined in the Contribution Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess LLC Units” means any LLC Units held by a Non-Managing Member to the extent that, if such LLC Units were exchanged for the REIT Shares Amount pursuant to Section 8.6 hereof, such Non-Managing Member would Beneficially Own or Constructively Own REIT Shares in excess of the Ownership Limit or otherwise in violation of the Charter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the facts and circumstances on the date of determination.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its fair market value, as agreed to by such Member and the Managing Member, and set forth on Exhibit A with respect to that Member or as otherwise set forth in the books and records of the Company; provided, however, that the initial Gross Asset Value of any asset contributed by the Managing Member or an Affiliate of the Managing Member to the Company shall be its fair market value as reasonably and in good faith determined by the Managing Member.

(b)                                 The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), (iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable and good faith method of valuation as it may adopt, as of the following times:

(i)                                     the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the Managing Member pursuant to Section 4.4 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)                                  the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)                               in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the Company by an existing Member acting in a capacity as a Member of the Company or by a new Member acting in a capacity as a member of the Company or in anticipation of being a Member of the Company if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iv)                              the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(v)                                 at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)                                  The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d)                                 At the election of the Managing Member, the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)                                  If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

“HCP” means Health Care Property Investors, Inc., a Maryland corporation, its successors and assigns.

“Incapacity” or “Incapacitated” means, (a) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (b) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (c) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (e) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (i) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (iii) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (iv) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (ii) above, (v) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (vii) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (viii) an appointment referred to in clause (vii) above is not vacated within 90 days after the expiration of any such stay.

“Indemnitee” means (a) any Person made a party to a proceeding by reason of its status as (i) a Non-Managing Member, (ii) the Managing Member or (iii) a director of the Managing Member or an officer or employee of the Company or the Managing Member and (b) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Managing Member Loan Amount” means, with respect to each initial Managing Member Loan pursuant to Section 4.3B, the applicable amount set forth in such Section 4.3B.

“Initial Non-Managing Members” means the Non-Managing Members who acquired their Non-Managing Member Units in exchange for the Contributed Property on the Effective Date pursuant to the Contribution Agreement.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Joinder Agreement” means a Joinder Agreement in substantially the form attached hereto as Exhibit C.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidator” has the meaning set forth in Section 13.3A hereof.

“LLC Distribution Date” means the date established by the Managing Member for the payment of actual distributions declared by the Managing Member pursuant to Sections 5.1 and 5.2, which date shall be the same as the date established by the Managing Member for the payment of dividends to holders of REIT Shares.

“LLC Record Date” means the record date established by the Managing Member for the distribution of Available Cash pursuant to Section 5.1  hereof, which record date shall be the same as the record date established by the Managing Member for a dividend to holders of REIT Shares.

“LLC Units” means the Managing Member Units and the Non-Managing Member Units, collectively.

“Loan-to-Value Ratio” shall mean the ratio, as of the date of incurrence of any Debt by the Company, in which the numerator is equal to the outstanding principal balance of all Debt of the Company and the denominator is equal to the fair market value of the Properties, as reasonably and in good faith determined by the Managing Member.

“Majority in Interest of the Non-Managing Members” means at any time those Non-Managing Members (other than the Managing Member or its Affiliate in its capacity as a holder of Non-Managing Member Units) holding in the aggregate more than 50% of the then aggregate outstanding Non-Managing Member Units (other than those held by the Managing Member or its Affiliate).

“Majority of Remaining Members” means Non-Managing Members owning a majority of the Non-Managing Member Units held by Non-Managing Members.

“Make-Whole Payment” has the meaning set forth in Section 7.3G hereof.

“Managing Member” means HCP, in its capacity as the Managing Member, or any successor Managing Member designated pursuant to the terms of this Agreement.

“Managing Member Guarantee” has the meaning set forth in Section 11.2A.

“Managing Member Loan” has the meanings set forth in Section 4.3B hereof.

“Managing Member Loan Amount” means, with respect to any Managing Member Loan (or any permitted Replacement Indebtedness pursuant to Section 7.3E.(3)), the applicable Initial Managing Member Loan Amount; provided, however, that such amount may be decreased by the Managing Member in its sole discretion on the date of any termination or withdrawal of a Bottom Guarantee with respect thereto by any Initial Non-Managing Member by the amount of such Managing Member Loan (or any permitted Replacement Indebtedness pursuant to Section 7.3E.(3)) previously guaranteed by such Initial Non-Managing Member under such Bottom Guarantee.

“Managing Member Note” has the meanings set forth in Section 4.3B hereof.

“Managing Member Second Tier Distribution” has the meaning set forth in Section 5.1A.(4).

“Managing Member Shortfall” has the meaning set forth in Section 5.1A.(2).

“Managing Member Unit” means a single unit of Membership Interest of the Managing Member issued pursuant to Article IV hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of the Managing Member Units may (but need not in the sole and absolute discretion of the Managing Member) be evidenced in the form of a certificate for the Managing Member Units.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to “partner nonrecourse debt minimum gain.”

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase “partner nonrecourse deductions,” and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Members” means the Persons owning Membership Interests, including the Managing Member, Non-Managing Members and any Additional and Substituted Members, named as Members in Exhibit A attached hereto, which Exhibit A may be amended from time to time in accordance with the provisions of this Agreement.

“Membership Interest” means an ownership interest in the Company representing a Capital Contribution by a Member and includes any and all benefits to which the holder of such Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of the Managing Member Units or Non-Managing Member Units, as applicable.

“Net Income” or “Net Loss” means, for each Fiscal Year of the Company, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)                                 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)                                 Any expenditure of the Company described in Code Section 705(a)(2)(b) or treated as a Code Section 705(a)(2)(b) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)                                  In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)                                 In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(e)                                  To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(f)                                   Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item allocated pursuant to Section 6.3A hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to Section 6.3A hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“NMM Sharing Amount” means, with respect to any taxable disposition of all or any portion of the Contributed Property or any Successor Properties, the product equal to (a) the Sharing Amount multiplied by (b) the NMM Sharing Percentage.

“NMM Sharing Percentage” means a percentage equal to one percent (1%) multiplied by a fraction with the numerator equal to the number of Non-Managing Member Units then outstanding and the denominator equal to the number of Non-Managing Member Units issued by the Company to all Non-Managing Members; provided, however, any NMM Units reduced pursuant to Section 5.6C hereof shall be subtracted from the denominator of such fraction.

“Non-Managing Member” means any Member other than the Managing Member (except to the extent the Managing Member holds Non-Managing Member Units).

“Non-Managing Member Unit” means a single unit of Membership Interest issued to a Non-Managing Member pursuant to Section 4.1 hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of Non-Managing Member Units shall be evidenced in the form of a certificate for Non-Managing Member Units.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“One Hundred Member Limit” has the meaning set forth in Section 11.6E hereof.

“Ownership Limit” means 9.8% of the number or value (whichever is more restrictive) of outstanding REIT Shares. The number and value of REIT Shares shall be determined by the Board of Directors of the Managing Member, in good faith, which determination shall be conclusive for all purposes hereof.

“Payment Quarter” has the meaning set forth in Section 5.1A hereof.

“Percentage Interest” means, as to a Member holding a Membership Interest, its interest in the Company as determined by dividing the LLC Units owned by such Member by the total number of LLC Units then outstanding as specified in Exhibit A attached hereto, as it may be modified or supplemented from time to time, or otherwise in the books and records of the Company.

“Permitted Non-Managing Member Assignment” has the meaning set forth in Section 11.3A hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Preferred Return Per Unit” means with respect to each Non-Managing Member Unit outstanding on a LLC Record Date an amount initially equal to zero, and increased cumulatively on each LLC Record Date by an amount equal to the product of (i) the cash dividend per REIT Share declared by the Managing Member for holders of REIT Shares on that LLC Record Date, multiplied by (ii) the Adjustment Factor in effect on that LLC Record Date; provided, however, that the increase that shall occur in accordance with the foregoing on the first LLC Record Date subsequent to the Effective Date shall be the foregoing product of (i) and (ii) above multiplied by a fraction, the numerator of which shall be the number of days in the period commencing on the Effective Date and ending on the first LLC Record Date following the Effective Date, and the denominator of which shall be the number of days in the period commencing on February 5, 2007 and ending on the first LLC Record Date following the Effective Date.

“Preferred Return Shortfall” means, for any holder of Non-Managing Member Units, the amount (if any) by which (i) the Preferred Return Per Unit with respect to all Non-Managing Member Units held by such holder exceeds (ii) the aggregate amount previously distributed with respect to such Non-Managing Member Units pursuant to Section 5.1 A.(1)  Section 5.6A.(1) or Section 5.6B.(1) hereof, together with cumulative simple interest accruing on such excess at the Prime Rate from the applicable LLC Distribution Date to the date of distribution.

“Preferred Return Shortfall Per Unit” means, for any holder of Non-Managing Member Units, the amount equal to the quotient of (a) such Non-Managing Member’s Preferred Return Shortfall divided by (b) the number of Non-Managing Member Units held by such Non-Managing Member immediately prior to the day on which a Specified Redemption Date occurs with respect to any Non-Managing Member Units held by such Non-Managing Member.

“Prime Rate” means on any date, a rate equal to the annual rate on such date announced by the Bank of America, N.A. to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing. If the Bank of America, N.A. discontinues its use of such prime, base or reference rate or ceases to exist, the Managing Member shall designate the prime, base or reference rate of another state or federally chartered bank based in Los Angeles, California to be used for the purpose of calculating the Prime Rate hereunder.

“Profit Participation Amount” means with respect to any Member the sum of (a) cumulative distributions to such Member (including its predecessors, if any) pursuant to Section 5.6A.(2) to the extent such distributions did not result in a reduction in LLC Units pursuant to Section 5.6C; and (b) the remaining amount of the cumulative distributions to such Member (including its predecessors, if any) pursuant to Section 5.6A.(2) multiplied by a fraction, the numerator of which is the excess (if any) of (i) the weighted average of the Values on each of the Reduction Dates over (ii) the Effective Price, and the denominator of which is the weighted average of the Values on each of the Reduction Dates. Exhibit D sets forth an example of the calculation of Profit Participation Amount.

“Properties” means any assets and property of the Company such as, but not limited to, interests in real property (including the Contributed Property and any Successor Properties) and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time.

“Property Appreciation” means, with respect to a taxable disposition of all or any portion of the Contributed Property or any Successor Properties, the excess of the sales price paid in such disposition (including amounts paid through the assumption of debt) over the initial Gross Asset Value of the Contributed Property (or if the disposition was of a Successor Property, the initial Gross Asset Value of the related Contributed Property to the extent it relates to the Successor Property) (or applicable portion thereof).

“Redemption” has the meaning set forth in Section 8.6A hereof.

“Redemption Right” has the meaning set forth in Section 8.6A hereof.

“Reduction” has the meaning set forth in Section 5.6C hereof.

“Reduction Date” has the meaning set forth in Section 5.6C hereof.

“Reduction Units” has the meaning set forth in Section 5.6C hereof.

“Refinancing Debt” means any Debt (including indebtedness to the Managing Member or any Affiliate of the Managing Member), the repayment of which is secured by all or any portion of the Properties or which is incurred to repay a Managing Member Loan, subject to the provisions of Section 7.3E.(3) and 7.3E.(4) hereof.

“Refinancing Debt Proceeds” means the net proceeds from any Refinancing Debt incurred by the Company which remain after the repayment of any Debt with proceeds of the Refinancing Debt and the payment of all costs related to the Refinancing Debt.

“Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3A.(7) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856, et seq.

“REIT Member” means a Member or Assignee that is, or has made an election to qualify as, a REIT or who is Controlled by a Person that is, or has made an election to qualify as, a REIT. As of the Effective Date, it is acknowledged and agreed that the Managing Member is a REIT Member.

“REIT Requirements” has the meaning set forth in Section 5.1B hereof.

“REIT Share” means a share of the Common Stock of the Managing Member, par value $1.00 per share.

“REIT Shares Amount” means a number of REIT Shares equal to the sum of (a) the product of (i) the number of Tendered Units and (ii) the Adjustment Factor plus (b) the quotient of (i) the product of (x) the number of Tendered Units and (y) Preferred Return Shortfall Per Unit divided by (ii) the Value of a REIT Share as of the applicable Valuation Date.

“Related Party” means, with respect to any Person, any other Person whose actual ownership, Beneficial Ownership or Constructive Ownership of shares of the Managing Member’s capital stock would be attributed to the first such Person under either (i) Code Section 544 (as modified by Code Section 856(h)(1)(b) ) or (ii) Code Section 318 (as modified by Code Section 856(d)(5)).

“Replacement Indebtedness” has the meaning set forth in Section 7.3E.(3) hereof.

“Rights” means rights, options, warrants or convertible or exchangeable securities entitling the Managing Member’s shareholders to subscribe for or purchase REIT Shares, or any other securities or property.

“SEC” means the Securities and Exchange Commission.

“Second Tier Distribution Per Unit” means with respect to each Non-Managing Member Unit outstanding on a LLC Record Date and to the extent of Available Cash, a non-cumulative amount equal to $0.085; provided, however, that such Second Tier Distribution Per Unit on the first LLC Record Date subsequent to the Effective Date shall be the foregoing amount, if any, multiplied by a fraction, the numerator of which shall be the number of days in the period commencing on the Effective Date and ending on the first LLC Record Date following the Effective Date, and the denominator of which shall be the number of days in the period commencing on November 3, 2006 and ending on the first LLC Record Date following the Effective Date.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Sharing Amount” means, with respect to any taxable disposition of all or any portion of the Contributed Property or any Successor Properties, the excess, if any, of the Aggregate Sharing Amount over the Sharing Amounts, if any, previously used for purposes of calculating Reduction Units pursuant to Section 5.6C.

“Sharing Percentage” means, with respect to a Non-Managing Member (including the Managing Member with respect to any Non-Managing Member Units held by the Managing Member) or Assignee, its share of the NMM Sharing Percentage based on its share of the Non-Managing Member Units and, with respect to the Managing Member (in its capacity as the Managing Member), one hundred percent (100%) minus the NMM Sharing Percentage.

“Specified Redemption Date” means (A) in the case of a Redemption pursuant to Section 8.6 hereof and subject to the terms thereof, the thirtieth (30th) calendar day (or, if such day is not a Business Day, the next following Business Day) after the receipt by the Managing Member of a Notice of Redemption (or such earlier date as the Managing Member may agree, in its sole and absolute discretion, after receipt by the Managing Member of any such Notice of Redemption); provided, however, that notwithstanding any provisions set forth herein to the contrary, in no event shall the Specified Redemption Date with respect to any LLC Unit occur prior to the first (1st) anniversary of the Effective Date; provided, further, that the Specified Redemption Date, as well as the closing of a Redemption on any Specified Redemption Date, may be deferred, in the Managing Member’s sole and absolute discretion, for such time (but in any event not more than 90 days in the aggregate) as may reasonably be required to effect, as applicable, (i) necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature, and (B) in the case of the delivery of a Call Notice pursuant to Section 13.2, the tenth (10th) calendar day (or, if such day is not a Business Day, the next following Business Day) after the mailing to the applicable Non-Managing Members of a Call Notice.

“Subsequent Threshold Date” means the date that the Subsequent Threshold Test has been satisfied.

“Subsequent Threshold Test” means a test which will be satisfied on the date on which seventy percent (70%) of the LLC Units issued by the Company to the Initial Non-Managing Members have been disposed of pursuant to a Taxable Disposition or Series of Taxable Dispositions.

“Subsidiary” means, (a) with respect to any Person other than the Company, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person and (b) with respect to the Company, (i) any TRS Subsidiary or (ii) any partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or disregarded entity and not as an association or publicly traded partnership taxable as a corporation) of which the Company is a partner or member unless the Managing Member has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize a REIT Member’s status or the status of its Affiliate as a REIT, in which event the term “Subsidiary” shall include the corporation or other entity which is the subject of such opinion or ruling.

“Substituted Member” means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof. The term “Substituted Member” shall not include any Additional Member.

“Successor Properties” means real properties acquired by the Company in connection with a Tax-Free Disposition of all of any portion of the Contributed Property or any Successor Property (each, a “Successor Property”) (or, where applicable, the ownership interests in a Subsidiary(ies) holding title to such real properties).

“Supermajority in Interest of the Non-Managing Members” means at any time those Non-Managing Members (other than the Managing Members or its Affiliate in its capacity as a holder of Non-Managing Member Units), holding in the aggregate more than 75% of the then aggregate outstanding Non-Managing Member Units (other than those held by the Managing Members or its Affiliate).

“Taxable Dispositions” means a transaction in which an LLC Unit has either (a) been disposed of to the extent such disposition is a taxable transaction (including, without limitation, a Redemption or exchange pursuant to Section 8.6A hereof) or (b) otherwise received a “step-up” in tax basis to its fair market value at the time of such “step-up” (e.g., as a result of the death of a holder of LLC Units who is an individual).

“Tax-Free Disposition” means the disposition of property in a transaction that is not subject to tax under the Code, including, without limitation, by virtue of the provisions of Section 1031 of the Code.

“Tax Items” has the meaning set forth in Section 6.1 hereof.

“Tax Protection Period” means the period of time beginning on the Effective Date and ending on the first to occur of (i) the twelfth (12th) anniversary of the Effective Date or (ii) the Subsequent Threshold Date.

“Tendered Units” has the meaning set forth in Section 8.6A hereof.

“Tendering Party” has the meaning set forth in Section 8.6A hereof.

“Termination Transaction” has the meaning set forth in Section 11.2B hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

“Transfer,” when used with respect to an LLC Unit or all or any portion of a Membership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. The terms “Transferred” and “Transferring” have correlative meanings.

“Triggering Event” has the meaning set forth in Section 7.3G hereof.

“TRS Subsidiary” means a corporation, limited liability company, partnership or other legal entity taxable as a corporation and that has elected with HCP to be treated as a “taxable REIT subsidiary” as defined in Section 856(1) of the Code.

“Unit Amount” means, with respect to a taxable disposition of the Contributed Property or any Successor Property, a number of LLC Units equal to the product of (i) the number of LLC Units outstanding at the time of such disposition, and (ii) the Unit Portion.

“Unit Appreciation” means, with respect to any taxable disposition of all or any portion of the Contributed Property or any Successor Properties, the product of the (i) Unit Amount and (ii) excess of the Value at the time of such disposition over the Effective Price.

“Unit Portion” means, with respect to a taxable disposition of all or any portion of the Contributed Property or any Successor Properties, a number determined by dividing (i) the net cash flow (ignoring payments made by the Company under any Debt related to such Property) produced by the Contributed Property or any Successor Properties (or such applicable portion(s) thereof) for the twelve month period immediately prior to such disposition, by (ii) the net cash flow (ignoring payments made by the Company under any Debt related to the Contributed Property or Successor Properties) produced by the Contributed Property or Successor Properties held by the Company for the twelve month period immediately prior to such disposition.

“Valuation Date” means (a) in the case of a Redemption pursuant to Section  8.6A hereof or a tender of Non-Managing Member Units pursuant to Section 13.2 hereof following a Call Notice, the Specified Redemption Date, (b) for purposes of Section 5.6C hereof, the Reduction Date or, if the Reduction Date is not the date the Call Notice is delivered or, if such day is not a Business Day, the immediately preceding Business Day, or (c) in any other case, the date specified in this Agreement or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date, the average of the Closing Prices for the twenty (20) consecutive trading days ending on the second trading day immediately prior to the Valuation Date.

ARTICLE II.

ORGANIZATIONAL MATTERS

2.1 Formation

The Company is a limited liability company formed pursuant to the provisions of the Act for the purposes stated in Section 3.1  and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

2.2 Name

The name of the Company is HCP DR MCD, LLC. The Company’s business shall initially be conducted under the fictitious name “Medical City Dallas, LLC”; provided, however, that the Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, in its reasonable discretion, including the name of the Managing Member or any Affiliate thereof. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time in accordance with applicable law and shall notify the Members of such change in the next regular communication to the Members.

2.3 Registered Office and Agent; Principal Place of Business; Other Places of Business

The address of the registered office of the Company in the State of Delaware is located at c/o Corporation Service Company, 2711 Centerville, Suite 400, Newcastle County, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office is Corporation Service Company, 2711 Centerville, Suite 400, Newcastle County, Wilmington, Delaware 19808. The principal office of the Company is located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

2.4 Power of Attorney

A.            Each Member (other than the Managing Member) and each Assignee hereby irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys in fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)           execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles XI, XII or XIII hereof or the Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests, so long as such instruments pursuant to this clause (e) do not affect the rights or obligations of the Members under this Agreement; and

(2)           execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments as the Managing Member or any Liquidator deems appropriate or necessary to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or to facilitate or effectuate the terms or intent of this Agreement, so long as such instruments do not affect the rights or obligations of the Members under this Agreement.

Nothing contained in this Section 2.4 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

B.            The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member to act as contemplated by this Agreement, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Member’s or Assignee’s LLC Units or Membership Interest and shall extend to such Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each Member or Assignee shall execute and deliver to the

Managing Member or any Liquidator, within 15 days after receipt of the Managing Member’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems reasonably necessary to effectuate this Agreement and the purposes of the Company.

2.5 Term

The term of the Company commenced on January 17, 2007, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until terminated pursuant the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE III.
PURPOSE

3.1 Purpose and Business

The sole purposes of the Company are (i) to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, encumber, sell, lease, hold for appreciation, or otherwise dispose of, in accordance with the terms of this Agreement, the Properties and any other Properties acquired by the Company (or ownership in Subsidiaries engaged in the foregoing), and to invest and ultimately distribute funds, including, without limitation, funds obtained from owning or otherwise operating the Properties and any other Properties acquired by the Company (or ownership in Subsidiaries engaged in the foregoing) and the proceeds from the sale or other disposition of the Properties and any other Properties acquired by the Company (or ownership in Subsidiaries engaged in the foregoing), all in the manner permitted by this Agreement, and (ii) subject to and in accordance with the terms of this Agreement, to do anything necessary or incidental to the foregoing.

3.2 Powers

The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that notwithstanding any other provision in this Agreement, but subject to Sections 7.3E., 7.3F. and 7.3G., the Managing Member may cause the Company to take any action to avoid a result that, or refrain from taking any action that, in the reasonable and good faith judgment of the Managing Member, (i) could adversely affect the ability of a REIT Member or its Affiliate to continue to qualify as a REIT, (ii) could subject a REIT Member or its Affiliate to any additional taxes under Code Section 857 or Code Section 4981, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over a REIT Member or its Affiliate, their securities or the Company, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by such REIT Member in writing.

3.3 Specified Purposes

The Company shall be a limited liability company only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Members with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

3.4 Representations and Warranties by the Members; Disclaimer of Certain Representations

A.            Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) such Member has the legal capacity to enter into this Agreement and perform such Member’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

B.            Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its managing member(s) (or, if there is no managing member, a majority in interest of all members), committee(s), trustee(s), general partner(s), beneficiaries, directors and shareholder(s), as the case may be, as required, (ii) the consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

C.            Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.

D.            Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) hereby represents that it has consulted and been advised by its legal counsel and tax advisor in connection with, and acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from forming or operating the Company, conducting the business of the Company, executing this Agreement, consummating the transaction provided for in or contemplated by the Contribution Agreement, making a Capital Contribution, being admitted to the Company, receiving or not receiving distributions from the Company, redeeming Non-Managing Member Units or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by the Company, any Member or any employee or representative or Affiliate of the Company or any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

E.            Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) further represents that it has had access to and reviewed the Managing Member’s most current Form S-3, Form 10-Q, Form 10-K, proxy statement and other filings with the SEC under the Securities Act available on the Managing Member’s website at www.hcpi.com and this Agreement, and has been afforded the opportunity to ask questions of representatives of the Managing Member and the Company, and to receive answers to those questions, as it deemed necessary in connection with the acquisition of the Non-Managing Member Units being issued pursuant to the Contribution Agreement. Each Member represents and warrants that it has carefully considered potential risks relating to the Managing Member and the acquisition of LLC Units and fully understands that the LLC Units are speculative investments that involve a high degree of risk of loss of the Member’s entire investment.

F.             Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member), acknowledges that it will acquire the LLC Units issued to it in a transaction not involving any public offering within the meaning of the Securities Act and that the LLC Units have not been registered under the Securities Act. Each Member acknowledges that the LLC

Units will be in the form of physical certificates and that the certificates will bear a legend to the following effect:

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

G.            Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents that it will acquire its LLC Units solely for its own account for the purpose of investment only and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution or resale thereof, in whole or in part, in violation of the Securities Act or state securities or “blue sky” laws, without prejudice, however, to its right to sell or otherwise dispose of all or any part of the LLC Units pursuant to an effective registration statement under the Securities Act or under an exemption from registration available under the Securities Act.

H.            Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) it is, and in the case of the Managing Member, to its knowledge it is, in compliance with the requirements of the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the (“Orders”); and (ii) neither such Member nor any of its Affiliates (A) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

I.             The representations and warranties contained in Sections 3.4A through 3,4H, inclusive, hereof shall survive the execution and delivery of this Agreement by each Member

(and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

ARTICLE IV.
CAPITAL CONTRIBUTIONS

4.1 Capital Contributions of the Initial Members

At the time of their respective execution of this Agreement, the Members (or, in the event an Initial Non-Managing Member shall be one of Contributor’s Partners, Contributor) shall make the initial Capital Contributions as set forth in Exhibit A to this Agreement and as further provided in the Contribution Agreement. The Members shall own the Managing Member Units and Non-Managing Member Units, as applicable, in the amounts set forth in the books and records of the Company. Except as required by law or as otherwise provided in Sections 4.1, 4.2, 4.3 and 4.4, no Member shall be required or permitted to make any Capital Contributions or loans to the Company.

4.2 Additional Members

The Managing Member is authorized to admit one or more Additional Members to the Company from time to time, in accordance with the provisions of Section 12.3 hereof, on terms and conditions and for such Capital Contributions as may be established by the Managing Member in its reasonable discretion, subject to the provisions of Section 12.3 hereof. The provisions of Sections 7.3 and 12.3 hereof shall govern the acquisition by the Company in the future of additional Properties (i.e., in addition to the Contributed Property and any Successor Properties) by means of Capital Contributions by other Persons, which Capital Contributions shall be set forth in the books and records of the Company. As a condition to being admitted to the Company, each Additional Member shall execute a Joinder Agreement.

4.3 Loans and Incurrence and Payment of Debt

A.                 Subject to the provisions of Sections 4.3B., 7.3E.(3) and 7.3E.(4) hereof, the Company may incur or assume Debt, or enter into other similar credit, guarantee, financing (including, without limitation, the encumbrance of the Properties for the debt of Affiliates of the Managing Member pursuant to so-called cross-collateralized loans, or otherwise) or refinancing arrangements, repay or prepay Debt, for any purpose (including, without limitation, in connection with any further acquisition of Properties from any Person), upon such terms as the Managing Member determines appropriate; provided, however, that any Debt shall be nonrecourse to the Managing Member unless the Managing Member otherwise agrees; provided, further, that except as otherwise required for the Managing Member in order to avoid an obligation to make a Make-Whole Payment pursuant to Sections 7.3E.(3)  or 7.3E.(4), at the time of incurrence of any such Debt by the Company, (i) the Loan-to-Value Ratio shall not exceed Seventy Percent (70%) and (ii) the Managing Member shall have made a good faith determination that the Debt service payments required in connection therewith will not adversely affect the Non-Managing Members’ rights to receive distributions pursuant to Sections 5.1A.(1) and 5.1A.(3) hereof.

B.                  In connection with the consummation of the transactions contemplated by the Contribution Agreement and, in addition to the initial Capital Contribution of the Managing Member as set forth on Exhibit A hereto, the Managing Member has made two loans (each, a “Managing Member Loan”) to the Company in the respective original principal amounts of Fifty Million and 00/100 Dollars ($50,000,000.00) and Fifty-Five Million Nine Hundred Sixty-Eight Thousand Eight Hundred Forty-Eight and 00/100 Dollars ($55,968,848.00) (each, an “Initial Managing Member Loan Amount”), and each of which loans is evidenced by a promissory note in the original principal amount of the respective Initial Managing Member Loan Amount by the Company in favor of the Managing Member and is payable with interest thereon and at the time and manner as provided therein (each, as the same may be amended, modified, extended, recast, restated or otherwise supplemented from time to time, a “Managing Member Note”). Notwithstanding anything to the contrary contained herein, the Members hereby approve each of the Managing Member Loans and the terms of the respective Managing Member Notes therefor in substantially the form attached hereto as Exhibit F-1 and Exhibit F-2, respectively.

C.                  Without limiting the foregoing, subject to Sections 7.3E.(3) and 7.3E.(4) hereof, the Managing Member is authorized, in its sole and absolute discretion, to cause the Company to repay or prepay any Debt (including any Managing Member Loan and any other Debt owing to the Managing Member or any Affiliate thereof).

4.4 Additional Funding and Capital Contributions

A.                General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the operation of the Company. Additional Funds may be raised by the Company in accordance with the terms of Sections 4.2 or 4.3 hereof or pursuant to the terms of this Section 4.4; provided, however, that in no event shall any Non-Managing Member be required to make additional Capital Contributions. No Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest, except as set forth in this Agreement.

B.                  Additional Contributions. The Managing Member on behalf of the Company may raise all or any portion of the Additional Funds by making additional Capital Contributions, subject to the provisions of Section 7.3 hereof. Subject to the definition of “Gross Asset Value,” the Managing Member shall determine in good faith the amount, terms and conditions of such additional Capital Contributions. The Managing Member shall receive that number of additional Managing Member Units in consideration for additional Capital Contributions made by the Managing Member equal to the amount of such Capital Contribution divided by the Value as of the date of such Capital Contribution. In addition to the foregoing, the Managing Member shall also be permitted to make additional Capital Contributions of cash or other property to the Company in accordance with the terms and subject to the restrictions set forth herein for any lawful purpose, including, but not limited to, in order to assist a REIT Member or any Affiliate thereof in maintaining its qualification as a REIT under the Code.

C.                  Timing of Additional Capital Contributions. if additional Capital Contributions are made by a Member on any day other than the first (1st) day of a Fiscal Year,

then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members for such Fiscal Year, if necessary, shall be allocated among such Members by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” or “daily proration” method or another permissible method selected by the Managing Member.

4.5 No Interest; No Return

Except as provided herein, no Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

ARTICLE V.
DISTRIBUTIONS

5.1 Requirement and Characterization of Distributions

A.     Subject to the provisions of Section 5.7 hereof, the Managing Member shall cause the Company to distribute quarterly on the LLC Distribution Date all Available Cash generated by the Company during the quarter most recently ended prior to the LLC Distribution Date (the “Payment Quarter”) as follows:

(1) First, to the holders of the Non-Managing Member Units, in accordance with their relative Preferred Return Shortfalls at the end of the Payment Quarter, until the Preferred Return Shortfall for each holder of Non-Managing Member Units at the end of the Payment Quarter is zero (-0-), provided, however, that in the event a Reduction Date occurs during any Payment Quarter, a distribution shall be made under this Section 5.1A.(1) on the LLC Distribution Date associated with such Payment Quarter to the holder or holders of the Reduction Units in an amount determined by multiplying the amount that would have been distributed on the LLC Distribution Date under this Section 5.1A.(1) in respect of the Reduction Units had they been outstanding on the last day of such Payment Quarter by a fraction, the numerator of which shall be the number of days beginning on the first day of the Payment Quarter relating to the LLC Distribution Date and ending on the Reduction Date and the denominator of which shall be the number of days in the Payment Quarter in which the Reduction Date occurs.

(2) Second, to the Managing Member until the Managing Member has received an amount equal to the excess (the “Managing Member Shortfal”), if any, of (A) the amount of cash that must be distributed to the Managing Member such that aggregate distributions of cash pursuant to Sections 5.1A.(1), 5.1A.(2), 5.6A.(1) and 5.6B.(l) shall have been made to all Members pro rata to the Members’ Percentage Interests, over (B) the sum of all prior distributions to the Managing Member pursuant to this Section 5.1A.(2) and Sections 5.6A.(1) and 5.6B.(l).

(3) Third, to the holders of the Non-Managing Member Units, in an amount equal to the Second Tier Distribution Per Unit; provided, however, that in the event a Reduction Date occurs during any Payment Quarter, a distribution shall be made under this Section 5.1A.(3) on the LLC Distribution Date associated with such Payment Quarter to the holder or holders of the Reduction Units in an amount determined by multiplying the amount that would have been distributed on the LLC Distribution Date under Section 5.1A.(3) in respect of the Reduction Units had they been outstanding on the last day of such Payment Quarter by a fraction, the numerator of which shall be the number of days beginning on the first day of the Payment Quarter relating to the LLC Distribution Date and ending on the Reduction Date and the denominator of which shall be the number of days in the Payment Quarter in which the Reduction Date occurs.

(4) Fourth, to the Managing Member until the Managing Member has received an amount equal to the excess (the “Managing Member Second Tier Distribution”), if any, of (A) the amount of cash that must be distributed to the Managing Member such that aggregate distributions of cash pursuant to Sections 5.1A.(3) and 5.1A.(4) shall have been made to all Members pro rata to the Members’ Percentage Interests, over (B) the sum of all prior distributions to the Managing Member pursuant to this Section 5.1A.(4).

(5) Thereafter, the Managing Member may, in its sole discretion, cause the Company to distribute all Available Cash remaining after the distributions provided for in Sections 5.1A.(1), 5.1A.(2), 5.1A.(3) and 5.1A.(4) above to the Members in proportion to their Sharing Percentages.

B.      The Managing Member for so long as it is a REIT Member or an Affiliate of a REIT Member may take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification or the qualification of any Affiliate thereof as a REIT, to cause the Company to distribute sufficient amounts to enable such REIT Member or any Affiliate thereof to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) except to the extent the Managing Member elects, in its sole discretion, not to make such distributions, avoid any federal income or excise tax liability of such REIT Member or any Affiliate thereof.

5.2 Distributions in Kind

No right is given to any Member to demand and receive property other than cash. The Managing Member may determine, with the Affirmative Consent of the Non-Managing Members, to make a distribution in kind to the Members of Company assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V and VI hereof. The fair market value of any Property distributed in kind shall be determined (i) prior to the Subsequent Threshold Date, by the Managing Member with the Affirmative Consent of the Non-Managing Members, and (ii) thereafter, by the Managing Member in its good faith determination.

5.3 Amounts Withheld

Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 5.3 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company, either directly or through an Affiliate, on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

5.4 Distributions Upon Liquidation

Notwithstanding the other provisions of this Article V, net proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed to the Members in accordance with Section 13.3 hereof.

5.5 Restricted Distributions

Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Member on account of its Membership Interest or interest in LLC Units if such distribution would violate Section 18-607 of the Act or other applicable law.

5.6 Distributions of Proceeds from Sale of Properties and Refinancing Debt

A.     Subject to the provisions of Section 5.7 hereof, in the event of a taxable disposition of some, but not all, of the Properties, the Managing Member shall cause the Company to (i) reinvest (including by making loans pursuant to the terms of this Agreement) the Disposition Proceeds to the extent the Managing Member elects to do so and in the amount determined by the Managing Member to be appropriate (and to hold the Disposition Proceeds in an interest bearing account pending such reinvestment), in its sole discretion, and (ii) if the Managing Member elects, in its sole discretion, to distribute all or any portion of the Disposition Proceeds, distribute such portions of the Disposition Proceeds, to the extent thereof, as follows:

(1) First, to the holders of Non-Managing Member Units in accordance with their Preferred Return Shortfalls until the Preferred Return Shortfall for each holder of Non-Managing Member Units is zero (-0-), and then to the Managing Member to the extent of its Managing Member Shortfall;

(2) Second, to the holders of LLC Units pro rata to their holdings of LLC Units but only to the extent that such distribution would not cause the number of LLC Units held by the Non-Managing Members to be reduced below zero (-0-) pursuant to the provisions of Section 5.6C hereof; and

(3) Third, the remaining balance of the Disposition Proceeds, if any, to the Managing Member.

B.      Subject to the provisions of Section 5.7, upon the incurrence of Refinancing Debt, the Managing Member shall cause the Company to (i) reinvest (including by making loans pursuant to the terms of this Agreement) the Refinancing Debt Proceeds to the extent the Managing Member elects to do so and in the amount determined by the Managing Member to be appropriate (and to hold the Refinancing Debt Proceeds in an interest bearing account pending such reinvestment), in its sole discretion, and (ii) if the Managing Member elects, in its sole discretion, to distribute all or any portion of the Refinancing Debt Proceeds, distribute such portion of the Refinancing Debt Proceeds, to the extent thereof, as follows:

(1) First, to the holders of the Non-Managing Member Units in accordance with their Preferred Return Shortfalls until the Preferred Return Shortfall for each holder of Non-Managing Member Units is zero (-0-) and then to the Managing Member to the extent of its Managing Member Shortfall; and

(2) Second, the remaining balance of the Refinancing Debt Proceeds, if any, to the Members in proportion to their Sharing Percentages.

C.      The number of LLC Units outstanding on the date of a distribution pursuant to Section 5.6A.(2) hereof will be reduced (each such reduction a “Reduction”) by a number of LLC Units (rounded down to the nearest whole unit) (the “Reduction Units”) on the date of the distribution (the “Reduction Date”) by the aggregate number of LLC Units (the “Total Units”) as follows:

(1) The Non-Managing Member Units shall be reduced by a number of LLC Units (rounded down to the nearest whole unit) (the “Non-Managing Member Reduction Units”) determined by dividing (i) the excess of (a) the aggregate amount of distributions made on the Reduction Date to Non-Managing Members and Assignees pursuant to Sections 5.6A.(2) and 5.6B.(2), over (b) the NMM Sharing Amount by (ii) the product obtained by multiplying (a) Value on the Reduction Date by (b) the Adjustment Factor. The Non-Managing Member Reduction Units shall be allocated (as closely as practicable in whole units) among the holders of Non-Managing Member Units in accordance with their respective holdings of Non-Managing Member Units.

(2) The Managing Member Units shall be reduced by a number of Managing Member Units (rounded down to the nearest whole unit) (the “the Managing

Member Reduction Units”) equal to the product of (i) the Reduction Units with respect to the Non-Managing Members divided by the aggregate Percentage Interest of the Non-Managing Members immediately prior to the Reduction Date, times (ii) the Percentage Interest of the Managing Member immediately prior to such Reduction Date, provided the Managing Member Units shall not be reduced to less than 1 LLC Unit.

To reflect the foregoing reduction, each Member shall return to the Managing Member the certificate evidencing the Reduction Units allocated to him or it or the Managing Member Units so reduced which will be canceled and a new certificate evidencing the reduced number of Managing Member Units or Non-Managing Member Units shall be immediately issued to such Member by the Managing Member on behalf of the Company. In the event the number of outstanding Non-Managing Member Units held by a Non-Managing Member or Assignee is reduced (pursuant to this Section 5.6C or otherwise) to zero (-0-), such Non-Managing Member or Assignee shall cease to have an interest in the Company (other than the right to receive final distributions and allocations resulting from the liquidation of their interest). Exhibit D sets forth an example of a Reduction in Non-Managing Member Units and Managing Member Units pursuant to this Section 5.6C.

D.      The Managing Member shall have no obligation to incur Refinancing Debt for the purpose of making distributions pursuant to this Section 5.6 or for any other purpose, except as provided in Sections 7.3E.(3) and 7.3E.(4) hereof.

5.7 Distributions Following Redemption

Notwithstanding anything to the contrary contained herein, a Non-Managing Member shall not be entitled to any distribution pursuant to this Article V with respect to any Tendered Units or any Non-Managing Member Units for which a Call Notice pursuant to Section 13.2 has been delivered, as the case may be, if the next LLC Record Date is on or after the Specified Redemption Date for such Tendered Unit(s) or any Non-Managing Member Units for which a Call Notice pursuant to Section 13.2 has been delivered, as the case may be.

ARTICLE VI.
ALLOCATIONS

6.1 Timing and Amount of Allocations of Net Income and Net Loss

Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article VI, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction (collectively, “Tax Items”)that is taken into account in computing Net Income or Net Loss.

6.2 General Allocations

A.     Operating Net Income and Net Loss. Except as otherwise provided in Sections 6.2.B, 6.2.C or 6.3 hereof:

(1) Net Loss with respect to any Fiscal Year of the Company, other than Net Loss attributable to a disposition of any or all of the Properties, and other than Net Loss attributable to a Liquidating Event, shall be allocated to the Members and Assignees in proportion to their Sharing Percentages.

(2) Net Income with respect to any Fiscal Year of the Company, other than Net Income attributable to a disposition of any or all of the Properties, and other than Net Income attributable to a Liquidating Event, shall be allocated as follows:

(a)                                  First, to each Member or Assignee in proportion to, and to the extent of, the amount that cumulative Net Loss previously allocated to such Member or Assignee pursuant to Section 6.2A.(1) exceeds the cumulative amount of Net Income previously allocated to such Member or Assignee pursuant to this Section 6.2A.(2)(a); and

(b)                                 Second, to each Member or Assignee in an amount that will cause such allocation, together with the amount of all previous allocations of Net Income under this Section 6.2A.(2)(b) and Section 6.2B.(2)(b) to be in proportion to and to the extent of the cumulative distributions received by such Member or Assignee pursuant to Sections 5.1A, 5.6A.(1), 5.6A.(2) (but only to the extent of the Profit Participation Amount) and 5.6B.(1) for the current and all prior Fiscal Years; and

(c)                                  Thereafter, to each Member or Assignee pro rata to such Member’s or Assignee’s Sharing Percentage.

B.      Net Income and Net Loss from the Disposition of Properties. Except as otherwise provided in Sections 6.2C or 6.3:

(1) Net Loss attributable to a disposition of any or all of the Properties shall be allocated to the Members and Assignees in proportion to their Sharing Percentages.

(2) Net Income attributable to a disposition of any or all of the Properties shall be allocated as follows:

(a)                                  First, to each Member or Assignee in proportion to, and to the extent of, the amount that cumulative Net Loss previously allocated to such Member or Assignee pursuant to Section 6.2B.(1) exceeds the cumulative amount of Net Income previously allocated to such Member or Assignee pursuant to this Section 6.2B.(2)(a);

(b)                                 Second, to each Member or Assignee in an amount that will cause such allocation, together with the amount of all previous allocations of Net Income under this Section 6.2B.(2)(b) and Section 6.2A.(2)(b) to be in proportion to and to the extent of the cumulative distributions received by such Member or Assignee pursuant to Sections 5.1 A, 5.6A.(1), 5.6(A).(2) (but only to the extent of the Profit Participation Amount) and 5.6B.(1) for the current and all prior Fiscal Years; and

(c)                                  Thereafter, to each Member or Assignee pro rata to such Member’s or Assignee’s Sharing Percentage.

C.      Net Income and Net Loss Upon Liquidation. If a Liquidating Event occurs in a Fiscal Year, or if the number of LLC Units held by the Non-Managing Members have been reduced (pursuant to Section 5.6C or otherwise) to zero (-0-), Net Income or Net Loss (or, if necessary, separate items of income, gain, loss and deduction) for such Fiscal Year and any Fiscal Years thereafter shall, subject to Section 6.3, be allocated among the Members, as follows:

(1) First, to holders of Non-Managing Member Units, pro rata to their Percentage Interests, in such amounts as will cause, to the greatest extent possible, each such holder’s Capital Account per Non-Managing Member Unit (if any) to be equal to the sum of (a) such holder’s Preferred Return Shortfall per unit, (b) the product of (i) the Value of a REIT Share (with the date of the liquidating distribution being the Valuation Date), and (ii) the Adjustment Factor (with the product set forth in (b) being equal to zero if the number of outstanding Non-Managing Member Units has been reduced (pursuant to Section 5.6.C, or otherwise) to zero), and (c) an amount equal to (x) the NMM Sharing Amount, calculated as if all of the Properties then owned by the Company were sold in a taxable transaction at their fair market values, divided by (y) the total number of Non-Managing Member Units then outstanding; and

(2) Thereafter, to the Managing Member.

6.3 Additional Allocation Provisions

A.     Regulatory Allocations.

(1) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article VI, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3A.(1) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(2) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3A.(1) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with

Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3A.(2) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(3) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(4) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3A.(4) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3A.(4) were not in the Agreement. It is intended that this Section 6.3A.(4) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(5) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective LLC Units, subject to the limitations of this Section 6.3A.(5).

(6) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their LLC Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(7) Curative Allocations. The allocations set forth in Sections 6.3A.(1) through (6) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

B.    Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Member’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Member’s interest in Company profits shall be such Member’s Percentage Interest.

C.    Special Allocation of Loss or Deduction. Any deductions associated with the payment of a pre-payment premium or penalty in connection with the prepayment of any mortgage Debt encumbering the Contribution Property on the Effective Date shall be allocated to the Non-Managing Members.

6.4 Tax Allocations

A.    In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each of the Company’s Tax Items shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B.    Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4A hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to the “traditional method” as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article I hereof), subsequent allocations of Tax Items with respect to such asset (other than Tax Items governed by the previous sentence) shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and this Section 6.4B, pursuant to any method permitted under Regulations Section 1.704-3 as selected by the Managing Member

6.5 Other Provisions

A.    Other Allocations. In the event that (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any

Regulations or (iv) the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case as reasonably and in good faith determined by the Managing Member, either (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article VI, the Managing Member is hereby authorized to make new allocations or report any such transactions (as the case may be) in reliance of the foregoing, and such new allocations and reporting shall be deemed to be made pursuant to the fiduciary duty of the Managing Member to the Company and the other Members, and no such new allocation or reporting shall give rise to any claim or cause of action by any Member.

B.      Consistent Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Net Income, Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

6.6 Amendments to Allocation to Reflect Issuance of Additional Membership Interests

In the event that the Company issues additional Membership Interests to the Managing Member or any Additional Member pursuant to Article IV hereof, the Managing Member shall make such revisions to this Article VI as it determines are necessary to reflect the terms of the issuance of such additional Membership Interests, including making preferential allocations to certain classes of Membership Interests; provided, however, that any such preferential allocations shall be subject to the prior Affirmative Consent of a Supermajority of the Non-Managing Members.

ARTICLE VII.
MANAGEMENT AND OPERATION OF BUSINESS

7.1 Management

A.     Except as otherwise expressly provided in this Agreement, the Managing Member, in its capacity as a Managing Member of the Company under the Act, shall have sole and complete charge and management over the business and affairs of the Company, in all respects and in all matters. The Managing Member shall at all times act in good faith in exercising its powers hereunder. The Managing Member shall be an agent of the Company’s business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided in this Agreement or required by any non-waivable provisions of applicable law, the Non-Managing Members shall not participate in the control of the Company, shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company and shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. The Managing Member may not be removed by the Members with or without cause, except with the Consent of the Managing Member. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or that are granted to the Managing Member under any provision of this Agreement, the Managing Member, subject to the other provisions hereof including the limitations on the authority of the Managing Member set forth in Sections 4.3A and 7.3  hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)   except as restricted in this Agreement, the making of any expenditures, the lending or borrowing of money (including loans to the Managing Member), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of the same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

(2)   the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(3)   except as restricted in this Agreement, the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company);

(4)   except as restricted in this Agreement, the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, any Property), the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Managing Member believes will directly benefit the Company and on any terms that the Managing Member sees fit, including, without limitation, the financing of the conduct or the operations of the Company, the lending of funds to other Persons (including, without limitation, the Managing Member (if necessary to permit the financing or capitalization of a Subsidiary of the Managing Member or the Company)) and the repayment of obligations of the Company;

(5)   the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Property, or other asset of the Company or any Subsidiary of the Company;

(6)   the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement, including, without limitation, (i) contracting with property managers (including, without limitation, as to any Property, contracting with the contributing or any other Member or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets, and (ii) the execution, delivery and performance of the Contribution Agreement and the agreements and instruments referred to therein or contemplated thereby.

(7)   the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company consistent with established investment policies of the Managing Member, and the collection and receipt of revenues, rents and income of the Company;

(8)   the selection and dismissal of employees of the Company or the Managing Member (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Company or the Managing Member and the determination of their compensation and other terms of employment or hiring;

(9)   the maintenance of such insurance including (i) liability insurance for the Indemnitees hereunder and (ii) casualty, liability, earthquake and other insurance on the Properties of the Company for the benefit of the Company and the Members comparable in coverage to that maintained by the Managing Member with respect to the properties it owns and otherwise as it deems necessary or appropriate;

(10)  the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(11)  subject to the provisions of Section 5.2 hereof, the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

(12)  the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;

(13)  holding, managing, investing and reinvesting cash and other assets of the Company;

(14)  the collection and receipt of revenues and income of the Company;

(15)  the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

(16)  the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(17)  the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest pursuant to contractual or other arrangements with such Person;

(18)  the maintenance of working capital and other reserves in such amounts as the Managing Member deems appropriate and reasonable from time to time;

(19)  the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

(20)  the distribution of cash to acquire LLC Units held by a Member in connection with a Member’s exercise of its Redemption Right under Section 8.6 hereof;

(21)  the amendment and restatement of Exhibit A hereto or the books and records of the Company to reflect accurately at all times the Capital Accounts, LLC Units, and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of or reduction in the number of LLC Units, the admission of any Additional Member or any Substituted Member or otherwise, as long as the matter or event being reflected in Exhibit A hereto or in the books and records of the Company otherwise is authorized by this Agreement;

(22)  admit into the Company any Additional or Substituted Managing Member in accordance with Section 12.2 hereof;

(23)  admit into the Company any Additional Member in accordance with Section 12.3 hereof;

(24)  the transfer of any Property to or holding of any Property in any wholly-owned Subsidiary of Company for financing or other purposes deemed appropriate by the Managing Member.

B.      Each of the Non-Managing Members agrees that, except as otherwise provided in this Agreement, the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Non-Managing Members, notwithstanding any other provision of the Act or any applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.      At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

D.      Except as otherwise expressly provided in this Agreement, in exercising its permitted authority under this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member (including the Managing Member) of any action taken by it. Except as otherwise provided in this Agreement, the Managing Member and the Company shall not have liability to a Member under any circumstances as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith and does not otherwise violate this Agreement.

7.2 Certificate of Formation

To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5A.(4) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be commercially reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.

7.3 Restrictions on Managing Member’s Authority

A.     The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

(1)   take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(2)   possess Company property, or assign any rights in specific Company property, for other than a Company purpose except as otherwise provided in this Agreement;

(3)   perform any act that would subject a Member to liability as a Managing Member in any jurisdiction or any other liability except as provided herein or under the Act; or

(4)   enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the Managing Member or the Company from satisfying its obligations under Article V and Section 8.6 hereof in full or (b) a Member from exercising its rights to a Redemption in full, except, in either case, with the written Consent of such Member affected by the prohibition.

B.      Subject to the provisions of Section 11.2 hereof, the Managing Member shall not, without the prior Consent of the Non-Managing Members undertake or have the authority to do or undertake, on behalf of the Company, any of the following actions or enter into any transaction which would have the effect of such transactions:

(1)   except as provided in Section 7.3C and except in connection with a dissolution or termination of the Company permitted by Section 7.3E, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Members pursuant to Article XI or Article XII hereof;

(2)   except as provided in Section 11.2 hereof, approve or acquiesce to the Transfer of the Membership Interest of the Managing Member to any Person other than the Company;

(3)   make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a Custodian for all or any part of the assets of the Company;

(4)   institute any proceeding for bankruptcy on behalf of the Company;

(5)   acquire any real properties other than the Contributed Property and any Successor Properties and any assets or other Property subsequently acquired that are directly related to the Contributed Property or any Successor Properties; or

(6)   incur any Debt in violation of the provisions of Section 4.3A. hereof.

C.      Notwithstanding Section 7.3B, but subject to the provisions of Section 7.3D, the Managing Member shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)   to reflect the issuance of additional Membership Interests pursuant to Sections 4.2 and 4.4 and Article XII, to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement and to amend Exhibit A or the books and records of the Company in connection therewith and to reflect the redemption or other reduction in the number of LLC Units outstanding pursuant to Section 5.6 hereof and as otherwise permitted by this Agreement;

(2)   (x) to reflect a change that is of an inconsequential nature (y) to cure any ambiguity, correct or supplement any provision in this Agreement, or (z) to make other changes with respect to matters arising under this Agreement, in each case to the extent that the same does not adversely affect the Non-Managing Members and is not inconsistent with law or with the provisions of this Agreement;

(3)   to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(4)   to reflect such changes as are reasonably necessary for any REIT Member or any Affiliate thereof to maintain its status as a REIT or to satisfy the REIT Requirements;

(5)   to modify, as set forth in the definition of “Capital Account,” the manner in which Capital Accounts are computed, subject to the provisions of such definition; and

(6)   to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Non-Managing Members.

D.    Notwithstanding Section 7.3B and 7.3C hereof, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managing Member, without the Consent of such Member adversely affected if such amendment or action would (i) convert a Non-Managing Member’s interest in the Company into a Managing Member’s interest, (ii) modify the limited liability of a Non-Managing Member, (iii) alter rights of the Member to receive distributions pursuant to Article V or Section I3.3A.(4), or the allocations specified in Article VI (except as permitted pursuant to Sections 4.2, 4.3 and 4.4 and Section 7.3C.(1) hereof), (iv) alter or modify the rights to a Redemption as set forth in Section 8.6, or the rights to a Make-Whole Payment as set forth in Sections 7.3E, 7.3F, 7.3G and 7.3H hereof, and related definitions hereof, or (v) amend this Section 7.3D. Further, no amendment may alter the restrictions on the Managing Member’s authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such Consent by any other Member.

E.     The Company shall pay to each Non-Managing Member the Make-Whole Payment, if any, as provided below if the Company takes any of the following actions during the Tax Protection Period without the prior Consent of the Non-Managing Members, which Consent expressly states that the right to the Make-Whole Payment is being waived:

(1)   cause or permit the Company (x) to merge, consolidate or combine with or into any other partnership, limited partnership, limited liability company, corporation or other Person (other than with a Subsidiary of the Company), (y) to engage in any Terminating Capital Transaction or (z) to dissolve or otherwise terminate its existence; or

(2)   sell, dispose, convey or otherwise transfer all or any portion of the Contributed Property or any Successor Properties, in a transaction that causes holders of Non-Managing Member Units to recognize taxable income under the Code on account of a Built-in Gain, other than (i) a casualty loss, (ii) taking by eminent domain; (iii) pursuant to the exercise of a put right by the Company (or any Subsidiary of the Company) pursuant to which the Company (or such Subsidiary) may require another Person to purchase all or any portion of the Contributed Property or one or more of the Successor Properties, which put right was granted pursuant to any document or instrument in effect at the time the Contributed Property or any Successor Property was acquired by the Company (or any Subsidiary); or (iv) pursuant to the exercise of a call or purchase right by any other Person pursuant to which such Person has the right to purchase all or any portion of the Contributed Property or one or more of the Successor Properties, which purchase right was granted pursuant to any document or instrument in effect at the time the Contributed Property or any Successor Property was contributed to or acquired by the Company (or any Subsidiary of the Company); provided that the Company has first used commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Section 1031 of the Code or as a tax-free investment under Section 1033 of the Code; or

(3)   fails to keep in place a Managing Member Loan for which a Bottom Guarantee has been executed and delivered by an Initial Non-Managing Member as of the Effective Date in an amount not less than the applicable Managing Member Loan Amount, unless such Managing Member Loan is replaced or refinanced with other Debt satisfying the requirements set for below (“Replacement Indebtedness”). Any Replacement Indebtedness shall:

(a)           not be less than the applicable Managing Member Loan Amount therefor;

(b)           not require principal repayments during such period that would cause the principal balance of such Replacement Indebtedness to be less than the applicable Managing Member Loan Amount therefor at any time during the Tax Protection Period;

(c)           be full recourse to the Company; and

(d)           provide each Initial Non-Managing Member that executed and delivered a Bottom Guarantee therefor as of the Effective Date with the opportunity to execute and deliver to the lender thereunder (including Managing Member, if applicable) a Bottom Guarantee for such Replacement Indebtedness;

The Managing Member shall provide each Initial Non-Managing Member who has executed and delivered a Bottom Guarantee with respect to a Managing Member Loan as of the Effective Date or any permitted Replacement Indebtedness thereafter with not less than thirty (30) days’ prior written notice of its desire to refinance such Managing

Member Loan or any permitted Replacement Indebtedness with Replacement Indebtedness; or

(4)   fails to continue to provide the opportunity to each Initial Non-Managing Member who elected as of the Effective Date to execute and deliver a Bottom Guarantee with respect to a Managing Member Loan, to execute a Bottom Guarantee therefor or for any Replacement Indebtedness therefor in an amount up to the applicable Managing Member Loan Amount. If any Initial Non-Managing Member who elected to execute and deliver a Bottom Guarantee as of the Effective Date with respect to a Managing Member Loan, elected to deliver the same for less than the applicable Managing Member Loan Amount, then upon written notice to the Company and the Managing Member (and, if applicable, the lender under any Replacement Indebtedness), not more frequently than one time per year during the Tax Protection Period, such Initial Non-Managing Member may elect to increase such Non-Managing Member’s Bottom Guarantee in an amount up to the applicable Managing Member Loan Amount. As used herein, “Bottom Guarantee” means an agreement in substantially the form attached hereto as Exhibit E or in such other form as may be reasonably acceptable to the lender and such Initial Non-Managing Member and providing substantively the same benefits to such Initial Non-Managing Member as the form attached hereto as Exhibit E. By their execution and delivery hereof, each Initial Non-Managing Member acknowledges that it has been provided the opportunity to execute a Bottom Guarantee for a Managing Member Loan as of the Effective Date, and if such Initial Non-Member has exercised such opportunity, it has executed and delivered such Bottom Guarantee to Managing Member as of the Effective Date. Notwithstanding anything to the contrary contained herein, any Initial Managing Member that fails to execute and deliver a Bottom Guarantee with respect to a Managing Member Loan as of the Effective Date, shall be deemed to have elected not to exercise its opportunity to execute a Bottom Guarantee with respect thereto and the Managing Member shall have no further obligation to provide such opportunity to execute and deliver a Bottom Guarantee or to maintain a Managing Member Loan or any Replacement Indebtedness for the benefit of such Initial Non-Managing Member.

In the event that the prior Consent of the Non-Managing Members is not required for the Managing Member, on behalf of the Company, to take or engage or fail to take, as the case may be, in any of the actions described in the foregoing subparagraphs (1), (2) and (3) or fails to provide the rights in the foregoing subparagraph (4), the Managing Member may take such action only after providing the Non-Managing Members with not less than fifteen (15) days’ notice of its intention to do so.

F.     The Company shall pay to each applicable Non-Managing Member the Make Whole Payment as provided in Section 7.3G if the Company takes any action to dissolve or otherwise terminate the Company during the Tax Protection Period. In addition, an applicable Non-Managing Member shall be entitled to the Make Whole Payment in the event of the exercise of such Non-Managing Member’s right to a Redemption under Section 8.6A after receipt by such Non-Managing Member of a written notice of a Liquidating Event provided by the Company to the same extent such Non-Managing Member would have been entitled to such Make Whole Payment had such Non-Managing Member not have been redeemed pursuant to such Redemption. In the event the Managing Member intends to dissolve or otherwise terminate the Company following the Tax Protection Period, it shall give not less than fifteen (15) calendar days notice of such intent to the Non-Managing Members prior to taking any action in furtherance of such intent.

G.             Any event in Sections 7.3E and 7.3F that triggers the obligation of the Company to make a Make-Whole Payment (as defined below) is called a “Triggering Event.” The Company shall pay to each applicable Non-Managing Member an amount (the “Make-Whole Payment”) equal to the aggregate federal, state and local income taxes, if any, incurred by such applicable Non-Managing Member as a result of a Triggering Event. Any such federal, state and local income taxes shall be deemed to be the amount of Built-in Gain recognized by the Non-Managing Members multiplied by the then highest rate or rates applicable to such Built-in Gain for the year in which such Built-in Gain is recognized grossed up to include any federal, state and local income taxes incurred by the Non-Managing Member by reason of the receipt of the payment from the Company. No effect shall be given in determining the amount of the Make-Whole Payment of a Non-Managing Member’s taxable income, tax deductions, tax credits, tax carry forwards nor to any other of their tax benefits or tax attributes (except that state and local taxes paid on account of the Make-Whole Payment shall be deducted in determining federal income taxes for purposes of determining the Make-Whole Payment). The Make-Whole Payment shall be made within a reasonable period of time after the Triggering Event, but in no event later than the date by which the Non-Managing Member would be required to make the applicable tax payment. In addition to any other rights available under law or equity, in the event that the Company fails to pay any amounts owed pursuant to this Section 7.3 when due, the Non- Managing Member to whom such payment is owed shall be deemed to have loaned such amount to the Company. Any amounts payable to a Non-Managing Member shall be increased by an amount equal to the greater of (x) interest accrued on such amount at the Prime Rate from the date such amount is due until such amount is paid in full and (y) actual interest and penalties assessed by the relevant taxing authorities with respect to such amounts plus any penalties actually imposed thereon by the relevant taxing authorities. In the event that any Member becomes entitled to a Make Whole Payment and the Company, for any reason, fails to satisfy such obligation, then the Managing Member shall make the Make Whole Payment promptly following such failure by the Company to make such Make Whole Payment. In the event that any Non-Managing Member becomes entitled to a Make-Whole Payment, then, on or before the date on which such Make-Whole Payment is payable to the Non-Managing Member, the Managing Member shall make a Capital Contribution to the Company of cash in an amount equal to said Make-Whole Payment.

H.            The parties agree that the sole and exclusive rights and remedies to which the Non-Managing Members may be entitled at law or in equity in connection with any Triggering Event shall be for payment of the Make-Whole Payment pursuant to Section 7.3G, and no Non-Managing Member shall be entitled to enjoin or otherwise object to any transaction that would result in a taxable event or pursue any other claim with respect to a Triggering Event. If any Non-Managing Member notifies the Company of a claim that the Company owes a Make-Whole Payment, the Managing Member, on behalf of the Company, and the Non-Managing Member shall negotiate in good faith to resolve any disagreements regarding any such Triggering Event. If any such disagreement cannot be resolved by the parties within thirty (30) calendar days after the receipt by the Company of the notice in accordance with the preceding sentence, the

Managing Member, on behalf of the Company, and the Non-Managing Member shall jointly retain a nationally recognized independent public accounting firm (an “Accounting Firm”) to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a Triggering Event has occurred and, if so, the amount of the applicable Make-Whole Payment that the Non-Managing Member is entitled to as a result thereof, determined as set forth in Section 7.3G). If the parties cannot agree on an Accounting Firm, each of the Managing Member, on behalf of the Company, and the Non-Managing Member shall retain an Accounting Firm, and the Accounting Firms selected shall jointly retain a third Accounting Firm. If the two Accounting Firms cannot agree upon a third Accounting Firm within thirty (30) calendar days, such matter shall be referred to a court of competent jurisdiction to select the third Accounting Firm. The Accounting Firms shall be instructed to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a Triggering Event has occurred and, if so, the amount of the applicable Make-Whole Payment that the Non-Managing Member is entitled to as a result thereof, determined as set forth in Section 7.3.G). All determinations made by the Accounting Firm or the Accounting Firms, as the case may be, with respect to the resolution of whether a Triggering Event has occurred shall be final, conclusive and binding on the Company and the Non-Managing Member. The fees and expenses of any Accounting Firms incurred in connection with any such determination shall be shared equally by the Company and the Non-Managing Member.

7.4 Compensation of the Managing Member

A.           The Managing Member shall not be compensated for its services as the manager of the Company. Distributions, payments and allocations to which the Managing Member may be entitled in its capacity as the Managing Member shall not constitute compensation for services rendered by the Managing Member as provided in this Agreement (including the provisions of Articles V and VI hereof).

B.             Subject to Section 7.4C hereof, the Company shall be liable, and shall reimburse the Managing Member on a monthly basis (or such other basis as the Managing Member may determine in its sole and absolute discretion), for all sums expended in connection with the Company’s business. Any such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 7.7 hereof.

C.             To the extent practicable, Company expenses shall be billed directly to and paid by the Company. Reimbursements to the Managing Member or any of its Affiliates by the Company shall be allowed, however, for the actual cost to the Managing Member or any of its Affiliates of operating and other expenses of the Company, including, without limitation, the actual cost of goods, materials and administrative services related to (i) Company operations, (ii) company accounting, (iii) communications with Members, (iv) legal services, (v) tax services, (vi) computer services, (vii) risk management, (viii) mileage and travel expenses and (ix) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Company. “Actual cost of goods and materials” means the actual cost to the Managing Member or any of its Affiliates of goods and materials used for or by the Company obtained from entities not affiliated with the Managing Member, and “actual cost of administrative services” means the pro rata cost of personnel (as if such persons were employees to the Company) providing administrative services to the Company. The cost for such services to be reimbursed to the Managing Member or any Affiliate thereof shall be the lesser of the Managing Member’s or Affiliate’s actual cost, or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location.

D.            In addition to any reimbursements to which the Managing Member is entitled pursuant to Sections 8.6 and 11.3 hereof or elsewhere in this Agreement, the Managing Member shall also be reimbursed for all expenses it incurs relating to any issuance of additional Membership Interests, Debt of the Company, or rights, options, warrants or convertible or exchangeable securities of the Company pursuant to Article VIII hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of such expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.

To the extent that reimbursements to the Managing Member or any of its Affiliates by the Company pursuant to this Section 7.4 would constitute gross income to the Managing Member for purposes of Code Section 856(c)(2) or 856(c)(3), then such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).

7.5 Other Business of Managing Member

The Managing Member shall devote to the Company such time as may be necessary for the performance of its duties as Managing Member, but the Managing Member is not required, and is not expected, to devote its full time to the performance of such duties. The Managing Member may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any Affiliate of the Managing Member from dealing, or otherwise engaging in business with, Persons transacting business with the Company, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the Managing Member or any Affiliate of the Managing Member. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

7.6 Contracts with Affiliates

A.           Subject to Section 7.6B below, the Company may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Person.

B.             The Managing Member or any of its Affiliates, directly or indirectly, shall be permitted to sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, the Company or engage in any other transaction with the Company, but only upon terms determined by the Managing Member in good faith to be fair and reasonable and comparable to terms that could be obtained from an unaffiliated party in an arm’s length transaction, except as otherwise expressly permitted by this Agreement.

C.             Notwithstanding any other provision of this Agreement, on and as of the Effective Date the Members acknowledge that an Affiliate of certain of the Non-Managing Members shall be engaged by the Company to provide day-to-day property management and leasing services for the Company pursuant to a written agreement upon terms and conditions approved by the Managing Member, in its sole discretion.

7.7 Indemnification

A.           To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was (A) committed in bad faith, (B) was the result of gross negligence or willful misconduct or (C) in material breach of such Indemnitee’s express duties, covenants or obligations under this Agreement; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any Action by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7A, unless such judgment or order against an Indemnitee establishes the same. The termination of any Action upon a plea of nolo contendre or its equivalent, or an entry of an order of probation prior to judgment against an Indemnitee, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitees, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

B.             Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.             The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D.            The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.              In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

F.              An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

G.             The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

H.            If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company) such amounts shall constitute guaranteed payments within the meaning of Code Section 707(c), shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

7.8 Liability of the Managing Member

A.           Notwithstanding anything to the contrary set forth in this Agreement, neither the Managing Member nor any of its directors, officers, agents or employees shall be liable or accountable in damages or otherwise to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Managing Member or such director, officer, agent or employee of the Managing Member, as the case may be, acted in good faith and has not engaged in gross negligence or breached its express covenants set forth in this Agreement.

B.             The Non-Managing Members expressly acknowledge that the Managing Member is acting for the benefit of the Company, the Members and the Managing Member’s shareholders collectively, that the Managing Member is under no obligation to give priority to the separate interests of the Members or the Managing Member’s shareholders (including, without limitation, the tax consequences to Members, Assignees or the Managing Member’s shareholders) in deciding whether to cause the Company to take (or decline to take) any actions and that the Managing Member shall not be liable to the Company or to any Member for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Non-Managing Members in connection with such decisions, provided that the Managing Member has acted in good faith and has not engaged in gross negligence or breached its express covenants set forth in this Agreement.

C.             Subject to its obligations and duties as Managing Member set forth in Section 7.1.A hereof, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D.            Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s, its officers’, directors’, agents’ or employees’ liability to the Company and the Non-Managing Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.9 Other Matters Concerning the Managing Member

A.           The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.             The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Managing Member reasonably believes to be within the Managing Member’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.             The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.

D.            Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of any REIT Member or any Affiliate thereof to continue to qualify as a REIT, (ii) for any REIT Member or any Affiliate thereof otherwise to satisfy the REIT Requirements or (iii) to allow any REIT Member or any Affiliate thereof to avoid incurring any liability for taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Non-Managing Members. If in the opinion of the Managing Member any such action or omission shall adversely affect the rights of a Non-Managing Member hereunder, the Managing Member shall give such affected Non-Managing Member notice of such intended action or omission.

7.10 Title to Company Assets

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

7.11 Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially. Each Non-Managing Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII.
RIGHTS AND OBLIGATIONS OF MEMBERS

8.1 Limitation of Liability

The Non-Managing Members shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

8.2 Managing of Business

No Non-Managing Member or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement.

8.3 Outside Activities of Members

Subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than the Managing Member, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person. The Non-

Managing Members shall not, by virtue of their ownership of Non-Managing Member Units, owe a fiduciary duty to the other Members or the Company.

8.4 Return of Capital

Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except to the extent provided in Article V, Article VI and Article XIII hereof or otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.

8.5 Rights of Non-Managing Members Relating to the Company

A.           In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5C hereof, each Non-Managing Member shall have the right, for a purpose reasonably related to such Non-Managing Member’s Membership Interest in the Company, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member’s own expense:

(1)   to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Managing Member pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Managing Member;

(2)   to obtain a copy of the Company’s federal, state and local income tax returns for each Fiscal Year;

(3)   to obtain a current list of the name and last known business, residence or mailing address of each Member;

(4)   to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5)   to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member, and the date on which each became a Member.

B.             The Company shall notify any Non-Managing Member of the then current Adjustment Factor or any change made to the Adjustment Factor or to the REIT Shares Amount within 30 days following such change or adjustment.

C.             Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company or the Managing Member is required by law or by agreements with unaffiliated third parties to keep confidential.

8.6 Redemption Rights

A.           On or after the first (1st) anniversary of the Effective Date, each Non-Managing Member shall have the right (the “Redemption Right”) (subject to the terms and conditions set forth herein) to require the Company to redeem all or a portion of the Non-Managing Member Units held by such Non-Managing Member (all such Non-Managing Member Units being hereafter called “Tendered Units”) for the Cash Amount payable on the Specified Redemption Date (the “Redemption”); provided, however, that at the election of and in the sole and absolute discretion of the Managing Member, the Managing Member may elect to assume the Company’s obligation with respect to the Redemption (though such assumption shall not relieve the Company from such obligation in the event the Managing Member fails to fulfill such obligation) and, at the election of and in the sole and absolute discretion of the Managing Member, to satisfy the Redemption by (i) paying either the Cash Amount payable on the Specified Redemption Date or (ii) delivering a number of REIT Shares equal to the REIT Shares Amount payable on the Specified Redemption Date.

B.             Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Company by a Non-Managing Member or any Substituted Member of a Non-Managing Member or an Assignee of either exercising the Redemption Right (the “Tendering Party”). On the Specified Redemption Date, the Tendering Party shall sell the Tendered Units to the Company or the Managing Member, as the case may be, in accordance with this Section 8.6. Any Tendered Units acquired by the Managing Member pursuant to this Section 8.6 shall be held by the Managing Member as Non-Managing Member Units with all the rights and preferences relating thereto as provided in this Agreement. The Tendering Party shall submit (i) such information, certification or affidavit as the Company may reasonably require in connection with the Ownership Limit and (ii) in the event that the REIT Shares issued upon such Redemption are not registered for issuance or resale under the Securities Act as of the date of issuance, such written representations, investment letters, legal opinions or other instruments necessary, in the Company’s view, to effect compliance with the Securities Act. If a Cash Amount is to be delivered upon the Redemption, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the Company’s or the Managing Member’s sole discretion, as the case may be, in immediately available funds via wire transfer to an account or account(s) specified by the Tendering Party. If REIT Shares are to be delivered upon the Redemption, the REIT Shares Amount shall be delivered by the Managing Member as duly authorized, validly issued, fully paid and nonassessable REIT Shares (and, if applicable, Rights), free of any pledge, lien, encumbrance or restriction, other than (1) the Ownership Limit and other restrictions provided in the Charter or the Bylaws of the Managing Member and (2) in the event the REIT Shares issued upon such Redemption are not registered for issuance or resale under the Securities Act as of the date of issuance, the Securities Act and relevant state securities or “blue sky” laws. The Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the

Tendered Units by the Managing Member pursuant to this Section 8.6 may contain such legends regarding restrictions on Transfer or ownership to protect the Managing Member’s tax status as a REIT and in the event the REIT Shares issued upon such Redemption are not registered for resale under the Securities Act as of the date of issuance, restrictions under the Securities Act and applicable state securities laws as the Managing Member in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

C.             Notwithstanding the provisions of Sections 8.6A. and 8.6B. hereof, the following shall apply:

(1) no Tendering Party shall have any right to tender for Redemption (whether for the REIT Shares Amount or the Cash Amount) any Excess LLC Units held by such Tendering Party. The Managing Member shall have no obligation to acquire Excess LLC Units, whether for the REIT Shares Amount or the Cash Amount;

(2) No Tendering Party may exercise the Redemption Rights pursuant to Section 8.6.A. and 8.6.B. hereof more than one (1) time during any Calendar Quarter or more than three (3) times during any calendar year. In determining whether such limit has been reached during any Calendar Quarter or calendar year with respect to any Non-Managing Member or Substituted Member of a Non-Managing Member, it is understood and agree that the exercise of the Redemption Rights by any Assignee of such Non-Managing Member or Substituted Member shall be counted for all purposes as the exercise of such Redemption Rights by the Non-Managing Member or Substituted Member assignor. Notwithstanding the foregoing, each Tendering Party may exercise the Redemption Rights after the receipt of a notice of a Liquidating Event;

(3)                                  no Tendering Party may exercise the Redemption Rights pursuant to Sections 8.6.A and B as to fewer than 5,000 Non-Managing Member Units (unless they constitute all of the Non-Managing Member Units held by such Tendering Party);

(4)                                  No Tendering Party may deliver a Notice of Redemption during the period from November 10th through December 31 of any year; and

(5) each Tendering Party shall pay to the Managing Member the sum of $1,500.00 as the stipulated and agreed upon reimbursement cost for the Managing Member’s administrative overhead and out-of-pocket costs in connection with any Redemption pursuant to Sections 8.6A. and 8.6B.; provided, however, that no such reimbursement shall be due with respect to the first such Redemption by any Non-Managing Member or Substituted Member in any calendar year; provided, further, however, that the exercise by any Assignee of a Non-Managing Member or Substituted Member shall be deemed a Redemption by such Non-Managing Member or Substituted Member of such Assignee (and vice versa) for purposes of determining whether such reimbursement is due and owing to the Managing Member.

D.            Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 8.6, each Tendering Party shall continue to own all LLC Units subject to any Redemption, and be treated as a Member with respect to such LLC Units for all purposes of this Agreement, until such LLC Units are Transferred to the Company or the Managing Member, as the case may be, and paid for or exchanged on the Specified Redemption Date; subject, however, to the provisions of Section 5.7. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Managing Member, if it so elects, pursuant to Sections 8.6A and 8.6B hereof, the Tendering Party shall have no rights as a shareholder of the Managing Member with respect to the REIT Shares issuable in connection with such Redemption.

E.              In connection with an exercise of Redemption Rights pursuant to this Section 8.6, the Tendering Party shall submit the following to the Managing Member, in addition to the Notice of Redemption:

(1) Any information reasonably required by the Managing Member in order to allow it to determine (a) the actual and Constructive Ownership, as determined for purposes of Code Sections 856(a)(6), 856(h), 856(d)(2)(b) and 856(d)(5), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) that, after giving. effect to the Redemption, neither the Tendering Party nor any Related Party will have actual, Beneficial Ownership or Constructive Ownership of a number of REIT Shares that is in excess of the Ownership Limit;

(2) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date that would cause such Tendering Party or any Related Party to have Beneficial Ownership or Constructive Ownership of a number of REIT Shares that is in excess of the Ownership Limit; and

(3) An undertaking to certify, at and as a condition to the closing of the Redemption that either (a) the actual and Constructive Ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed pursuant to Section 8.6D.(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall have actual or Constructive Ownership of a number of REIT Shares that is in violation of the Ownership Limit.

ARTICLE IX.

BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1 Records and Accounting

A.           The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B.             The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis, and for financial purposes in accordance with GAAP, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Managing Member may operate with integrated or consolidated accounting records, operations and principles.

9.2 Fiscal Year

The Fiscal Year of the Company shall be the calendar year.

9.3 Reports

Upon written request after any Calendar Quarter, the Managing Member shall as promptly as practicable deliver to each requesting Member a profit and loss statement and balance sheet of the Company dated as of the last day of such Calendar Quarter.

9.4 Cooperation Regarding Tax Matters Relating to Contributed Property

A.           In connection with the issuance of Non-Managing Member Units to the Initial Non-Managing Members upon the contribution of the Contributed Property to the Company pursuant to the Contribution Agreement, the Initial Non-Managing Members shall deliver, or cause Contributor to deliver, to the Company at or prior to the effective date of such issuance, at the Initial Non-Managing Members’ or the Contributor’s sole cost and expense, the following information prepared as of the date of such anticipated contribution.

(1) depreciation and amortization schedules for the assets constituting the Contributed Property, as kept for both book and tax purposes, showing original basis and accumulated depreciation or amortization;

(2) basis information (computed for both book and tax purposes, if different) for the Contributed Property and all assets that are components of the Contributed Property;

(3) the adjusted basis of each Initial Non-Managing Member and any constituent partners or members of each Initial Non-Managing Member in its interest in the Company; and

(4) calculations of the estimated amounts of gain to be realized and recognized (if any) by each Initial Non-Managing Member, as a result of the transactions involving the Contributed Property in accordance with this Agreement and showing the method by which such amounts are calculated.

B.             The Company shall be permitted to rely on the information provided or to be provided to it under this Section 9.4 as to the adjusted tax basis of the Contributed Property and the relevant depreciation schedules thereto in determining the amount of Built-in Gain on a going forward basis.

C.             Each Initial Non-Managing Member shall provide reasonable assistance to the Company to enable the Company and the Managing Member to determine the Built-in Gain or to prepare their tax returns. Each Initial Non-Managing Member shall also provide to the Company, promptly upon receipt, any notice that it receives from any of its direct or indirect constituent partners or members (including such Contributor’s Partners) that such partner(s) or member(s) intends to prepare its tax returns in a manner inconsistent with the returns filed by such Initial Non-Managing Member. Each Initial Non-Managing Member understands and agrees that he shall cause the tax returns filed by such Initial Non-Managing Member to be substantially consistent with the information provided to the Company pursuant to this Section 9.4.

ARTICLE X.

TAX MATTERS

10.1                        Preparation of Tax Returns

The Managing Member shall arrange for the preparation and timely filing, including extension, of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all commercially reasonable efforts to furnish, within 90 days of the close of each taxable year, such tax information to enable each Member to reasonably estimate their tax liability.

10.2                        Tax Elections

Except as otherwise provided herein, the Managing Member shall (a) determine whether to make any available election pursuant to the Code, including, without limitation, the election under Section 754 of the Code and (b) also determine whether to revoke any such election (including, without limitation, any election under Code Section 754); provided, however, that any such determination by the Managing Member pursuant to this Section 10.2 made prior to the Subsequent Threshold Date shall be made in good faith based upon the best interests of the Members in the aggregate and after the Subsequent Threshold Date in the Managing Member’s sole and absolute discretion.

10.3                        Tax Matters Partner

A.           The Managing Member shall be designated and shall operate as “Tax Matters Partner” (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company; provided, however, that prior to the Subsequent Threshold Date, the Consent of the Non-Managing Members (which approval or disapproval shall not be unreasonably withheld or delayed) shall be required to settle any administrative proceeding or institute or settle any litigation with respect to tax issues if such action (i) is reasonably likely to materially and adversely affect the Non-Managing Members in the aggregate, and (ii) does not relate to a REIT Member’s or its Affiliate’s tax status as a REIT.

B.             Income tax returns of the Company shall be prepared by such certified public accountant(s) as the Managing Member shall retain at the expense of the Company.

10.4                        Organizational Expenses

The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably as provided in Code Section 709.

ARTICLE XI.

TRANSFERS AND WITHDRAWALS

11.1                        Transfer

A.           No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B.             No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article XI shall be null and void ab initio.

11.2                        Transfer of Managing Member’s Membership Interest

A.           Except in connection with a transaction described in Section 11.2B., the Managing Member shall not withdraw from the Company and shall not Transfer all or any portion of its interest in the Company without the Consent of the Non-Managing Members, which Consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Managing Member may Transfer all or any portion of its interest in the Company without Consent to any Affiliate of the Managing Member, provided that the Managing Member guarantees the obligations of such Affiliate under this Agreement (the “Managing Member Guarantee”). Upon any Transfer of the Membership Interest of the Managing Member in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute Managing Member for all purposes herein, and shall be vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement with respect to such Transferred Membership Interest, and in such event such Transfer shall relieve the transferor Managing Member of its obligations under this Agreement accruing subsequent to the date of such Transfer except for the Managing Member Guarantee. In the event the Managing Member withdraws from the Company, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the Managing Member, all of the remaining Members may elect to continue the Company business by selecting a Substitute Managing Member in accordance with the Act.

B.             The Managing Member may engage in any merger, consolidation or other combination with or into another Person, sale of all or substantially all of its assets or any reclassification, or change of its outstanding equity interests (a “Termination Transaction”), if either (i) the Termination Transaction has been approved by the Consent of the Non-Managing Members or (ii) in connection with the Termination Transaction, all holders of LLC Units (other than the Managing Member) either will receive for each LLC Unit, or will be entitled to receive, for each LLC Unit (in lieu of the REIT Shares Amount) upon a Redemption of the LLC Unit pursuant to Section 8.6 hereof, an amount of cash, securities, or other property equal to the amount that would have been paid to the holder had the LLC Unit been redeemed for REIT Shares pursuant to Section 8.6 hereof immediately prior to the consummation of the Termination Transaction subject, in the event of a Redemption of the LLC Unit pursuant to Section 8.6 hereof subsequent to the consummation of the Termination Transaction, to further adjustment to the extent provided in this Agreement to compensate for the dilutive effect of certain transactions described herein; provided, however, that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each Member shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such Member would have received had it redeemed its LLC Units for REIT Shares pursuant to Section 8.6 immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer. No provision of this Agreement, including, without limitation, the provisions of Section 7.3B hereof, shall prohibit the consummation of any Termination Transaction permitted by the provisions of this Section 11.2B.

11.3                        Non-Managing Members’ Rights to Transfer

A.           General. No Non-Managing Member shall Transfer all or any portion of its Membership Interest, or any of such Non-Managing Member’s economic rights as a Non-Managing Member, to any transferee without first offering such Membership Interest to the Managing Member or otherwise obtaining the Consent of the Managing Member, which Consent may be withheld in its sole and absolute discretion; provided, however, that notwithstanding the foregoing, but subject to the balance of the provisions of this Article XI, any Non-Managing Member may, without the Consent of the Managing Member, (x) pledge all or any portion of its Membership Interest to a lender to such Member to secure indebtedness to such lender and Transfer such Membership Interest to such lender upon foreclosure of the debt secured by such Membership Interest, so long as any such pledge or other Transfer would not otherwise violate the provisions of this Agreement or (y) transfer all or any portion of its Membership Interest or economic rights as a Non-Managing Member to a partner or member of such Non-Managing Member as a distribution or in liquidation of such partner’s or member’s interest in such Non-Managing Member, to a family member of such Non-Managing Member, a trust, all of the beneficiaries of which are, such Non-Managing Member and family members of such Non-Managing Member, a corporation, general or limited partnership or limited liability company all of the owners of which are such Non-Managing Member and family members of such Non-Managing Member or to an organization described in Sections 170(b)(1)(A), 170(b)(c)(2) or 501(c)(3) of the Code, so long as any such Transfer would not otherwise violate the provisions of this Agreement (herein, a “Permitted Non-Managing Member Assignment”), and in connection with any Permitted Non-Managing Member Assignment, such Non-Managing shall reimburse to the Managing Member all actual out-of-pocket costs and expenses in connection with such Permitted Non-Managing Member Assignment, including, without limitation, attorneys’ fees and costs and any other expenses incurred by the Managing Member, including the costs of filing any amendment or prospectus supplement to any registration statement or prospectus as necessary to reflect such Transfer. In addition, it is understood and agreed that the transferee pursuant to any Permitted Non-Managing Member Assignment shall only become an Assignee and not a Substituted Member, unless otherwise consented to by the Managing Member in its sole and absolute discretion.

B.             Conditions to Transfer. It is a condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest, and that the Managing Member be reimbursed for all actual out-of-pocket costs and expenses incurred by the Managing Member in connection with such Transfer, including, without limitation, attorneys’ fees and costs and any other expenses incurred by the Managing Member, including the costs of filing any amendment or prospectus supplement to any registration statement or prospectus as necessary to reflect such Transfer. Notwithstanding the foregoing, any transferee of any Transferred Membership Interest shall be subject to the Ownership Limits and any and all ownership limitations contained in the Charter. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

C.             Incapacity. If Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member’s estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Non-Managing Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.

D.            Opinion of Counsel. In connection with any Transfer of a Membership Interest other than in connection with a Redemption, the Managing Member shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the LLC Units, the Managing Member may prohibit any Transfer by a Member of Membership Interests otherwise permitted under this Section 11.3.

E.              Transfers to Lenders. No Transfer of any LLC Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the Consent of the Managing Member, in its sole and absolute discretion; provided that, as a condition to such Consent, the lender will be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the REIT Shares Amount any

LLC Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752.

11.4                        Substituted Members

A.           No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. The Managing Member shall, however, have the right to Consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which Consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member’s failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or any Member.

B.             A transferee who has been admitted as a Substituted Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission) from and after the date of such Transfer.

C.             Upon the admission of a Substituted Member, the Managing Member shall update the books and records of the Company to reflect the name, address, Capital Account, number of LLC Units and Percentage Interest of such Substituted Member and to eliminate or adjust, if necessary, the name, address, Capital Account, number of LLC Units and Percentage Interest of the predecessor of such Substituted Member (and any other Member, as necessary).

11.5                        Assignees

If the Managing Member, in its sole and absolute discretion, does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss and other items of income, gain, loss, deduction and credit of the Company attributable to the LLC Units assigned to such transferee, the rights to Transfer the LLC Units provided in this Article XI, and the right of Redemption provided in Section 8.6, but shall not be deemed to be a Member of LLC Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such LLC Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such LLC Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Members desiring to make an assignment of LLC Units. The Managing

Member shall have no liability under any circumstance with respect to any Assignee as to which it does not have notice.

11.6                        General Provisions

A.           No Non-Managing Member may withdraw from the Company other than (i) as a result of a permitted Transfer of all of such Non-Managing Member’s LLC Units in accordance with this Article XI and the transferee(s) of such LLC Units being admitting to the Company as a Substituted Member or (ii) pursuant to a Redemption by the Non-Managing Member of all of its LLC Units under Section 8.6 hereof.

B.             Any Non-Managing Member who shall Transfer all of its LLC Units in a Transfer (i) permitted pursuant to this Article XI where such transferee was admitted as a Substituted Member; (ii) pursuant to the exercise of its rights to effect a Redemption of all of its LLC Units under Section 8.6 hereof; (iii) pursuant to a Reduction; or (iv) pursuant to a combination of Transfers of the types specified in the foregoing (i) - (iii), shall cease to be a Member.

C.             Except in connection with a Redemption, Transfers pursuant to this Article XI may only be made on the first day of a Calendar Quarter of the Company, unless the Managing Member otherwise agrees.

D.            All distributions of Available Cash attributable to an LLC Unit with respect to which the LLC Record Date is before the date of a Transfer or a Redemption of the LLC Unit shall be made to the transferor Member and all distributions of Available Cash thereafter attributable to such LLC Unit shall be made to the transferee Member.

E.              Notwithstanding anything to the contrary set forth herein, in addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Membership Interest by any Member (excluding any Redemption or any other acquisition of LLC Units by the Company) be made:

(1) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest;

(2) in violation of applicable law;

(3) without the Consent of the Managing Member, if such Transfer would, in the opinion of counsel to the Company or the Managing Member, cause an increased tax liability to any other Member or Assignee as a result of the termination of the Company, in either case for federal or state income or franchise tax purposes (except in the case of a Terminating Capital Transaction or as a result of the Redemption of all LLC Units pursuant to Section 8.6);

(4) without the Consent of the Managing Member, if such Transfer could, as reasonably determined by the Managing Member, (i) result in the Company being treated as an association taxable as a corporation for federal income tax or for state income or franchise tax purposes, (ii) adversely affect the ability of any REIT Member or any Affiliate thereof to continue to qualify as a REIT or subject any REIT Member or any Affiliate thereof to any additional taxes under Code Section 857 or Code Section 4981 or (iii) be treated as having been effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704, or such Transfer fails to satisfy a “safe-harbor” preventing such treatment (as set forth in Treasury Regulations under Code Section 7704 or any successor provision);

(5) if such Transfer could cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c));

(6) if such Transfer could, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

(7) if such Transfer could cause the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act;

(8) if such Transfer could subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or

(9) without the Consent of the Managing Member, which Consent may be granted or withheld in its sole and absolute discretion, if such Transfer could result in the Company having more than 100 Members (including as Members those persons indirectly owning an interest in the Company through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Company) (the “One Hundred Member Limit”).

F.              No Non-Managing Member will take or allow any Affiliate to take any action that would cause a violation of the One Hundred Member Limit.

ARTICLE XII.

ADMISSION OF MEMBERS

12.1                        Admission of Initial Non-Managing Members

Pursuant and subject to the terms of the Contribution Agreement, upon the contribution of the Contributed Property to the Company, the Contributor has distributed to each of Contributor’s Partners identified on Exhibit A attached hereto the number of Non-Managing Member Units otherwise issuable to Contributor pursuant to the Contribution Agreement, and each of such Persons identified on Exhibit A attached hereto shall be admitted to the Company as an Initial Non-Managing Member.

12.2        Admission of Successor Managing Member

A successor to all of the Managing Member’s Membership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon such Transfer. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission, in accordance with and subject to the provisions of Section 11.2 hereof.

12.3        Admission of Additional Members

A.  A Person (other than an existing Member) who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member, only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the Managing Member in order to effect such Person’s admission as an Additional Member.

B.  Notwithstanding anything to the contrary in this Agreement, no Person shall be admitted as an Additional Member without the Consent of the Managing Member and the Affirmative Consent of the Non-Managing Members, which Consent may be given or withheld by each Member in its sole and absolute discretion; provided, however, that in no event shall any Person be admitted as an Additional Member if such Additional Member shall be granted preferential distributions or rights ahead of the other Non-Managing Members, unless such preferential distributions and/or rights shall be approved by the Affirmative Consent of a Supermajority of the Non-Managing Members. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the Consent of the Managing Member and the Affirmative Consent of the Non-Managing Members to such admission.

C.  If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members and Assignees for such Fiscal Year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members and Assignees including such Additional Member, in accordance with the principles described in Section 11.6C hereof. All distributions of Available Cash with respect to which the LLC Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

12.4        Amendment of Agreement and Certificate

For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including if elected by the Managing Member an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

12.3        Limitation on Admission of Members

No Person shall be admitted to the Company as a Substituted Member or an Additional Member if, in the opinion of legal counsel for the Company, it would result in the Company being treated as a corporation for federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act.

ARTICLE XIII.

DISSOLUTION, LIQUIDATION AND TERMINATION

13.1        Dissolution

The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A.  an event of withdrawal of the Managing Member, as defined in the Act (other than an event of bankruptcy), unless, within 90 days after the withdrawal, a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member;

B.  subject to the provisions of Sections 7.3E and 7.3H hereof, an election to dissolve the Company made by the Managing Member;

C.  entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

D.  subject to the provisions of Sections 7.3E and 7.3H hereof, the sale of all or substantially all of the assets and properties of the Company;

E.  subject to the provisions of Sections 7.3E and 7.3H hereof, a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any Bankruptcy Law as now or hereafter in effect, unless prior to or within 90 days after the entry of such order or judgment a Majority of Remaining Members’ Consent in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member;

F.  the Incapacity of the Managing Member, unless prior to or within 90 days after such Incapacity a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute Managing Member; or

G.  the Redemption of all LLC Units (other than those held by the Managing Member).

13.2        Redemption of Non-Managing Member Units

Notwithstanding anything in this Agreement to the contrary, on or after such time as the Managing Member has the right to dissolve the Company or upon the occurrence of a Liquidating Event or at any time after the expiration of the Tax Protection Period, the Managing Member may, in its sole and absolute discretion, require each Non-Managing Member (by delivering a Call Notice to such Non-Managing Member) to tender all or a portion of its Non-Managing Member Units to the Managing Member in exchange for, at the election of and in the sole and absolute discretion of the Managing Member, either (a) an amount of cash equal to the sum of (i) the Cash Amount and (ii) the NMM Sharing Amount, calculated as if all of the Properties then owned by the Company were sold in a taxable transaction at their fair market values, or (b) a number of REIT Shares equal to the sum of (i) the REIT Shares Amount payable on the Specified Redemption Date and otherwise in accordance with the procedures and provisions set forth in Sections 8.6A. and 8.6B., and (ii) a number of REIT Shares with a value equal to the amount set forth in Section 13.2(a)(ii).

13.3        Winding Up

A.  Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. After the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member, any Person elected by a Majority in Interest of the Non-Managing Members (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

(1)  First, to the satisfaction of all of the Company’s debts and liabilities to creditors other than the Members and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(2)  Second, to the satisfaction of all of the Company’s debts and liabilities to the Members, including, but not limited to, any loan made to the Company by a Member in accordance with the terms of this Agreement (including the Managing Member Loan) (whether by payment or the making of reasonable provision for payment thereof); and

(3)  The balance, if any, to the Members and any Assignees in accordance with and proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XIII.

B.  Notwithstanding the provisions of Section 13.3A hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or with the Consent of the Managing Member and the Affirmative Consent of the Non-Managing Members, distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Notwithstanding the foregoing, any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as approved by the Consent of the Managing Member and the Affirmative Consent of the Non-Managing Members and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C.  In the event that the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b) (2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Members and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b) (2)(ii)(b) (2) to the extent of, and in proportion to, their positive Capital Account balances. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. A pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article XIII may be withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.3A hereof as soon as practicable.

13.4        Deemed Contribution and Distribution

Notwithstanding any other provision of this Article XIII, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company’s Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged and the Company’s affairs shall not be wound up. Instead, for federal and state income tax purposes, the Company shall be deemed to have contributed its assets and liabilities to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.

13.5        Rights of Members

Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) except as provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

13.6        Notice of Dissolution

In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to Section 13.1 hereof, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and, in the Managing Member’s sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member), and the Managing Member may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member).

13.7        Cancellation of Certificate

Upon the completion of the liquidation of the Company’s cash and property as provided in Section 13.3 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

13.8        Reasonable Time for Winding-Up

A reasonable time shall he allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.3 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

13.9        Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Liquidator’s taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator’s action or conduct pursuant to the provisions of this Agreement or (ii) the proven willful misconduct or gross negligence of the Liquidator.

ARTICLE XIV.

PROCEDURES FOR ACTIONS AND CONSENTS

OF MEMBERS; AMENDMENTS; MEETINGS

14.1        Procedures for Actions and Consents of Members

The actions requiring Consent or approval of Non-Managing Members pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIV and shall require the Consent of the Non-Managing Members unless a different standard or percentage is expressly required by this Agreement for the action in question.

14.2        Amendments

Except for amendments permitted hereby by the Managing Member without any Consent or approval of any other Members, amendments to this Agreement may be proposed by the Managing Member or by a Majority in Interest of the Non-Managing Members. Following such proposal, the Managing Member shall submit any proposed amendment to the Members. The Managing Member shall seek the written Consent of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the Managing Member may deem appropriate. The affirmative vote or Consent, as applicable, of a Majority in Interest of the Non-Managing Members and the Managing Member is required for the approval of a proposed amendment.

14.3        Meetings of the Members; Written Consent Without a Meeting

A.  Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by a Majority in Interest of the Non-Managing Members. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven days nor more than 30 days prior to the date of such meeting. The meeting shall be held at the headquarters office of the Managing Member or at such other location as may be designated by the Managing Member. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.3.B hereof

B.  Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if written notice thereof is sent to each Member in accordance with the provisions of Section 15.1 hereof, and written Consent setting forth the action so taken is signed by Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement for the action in question). Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement). Such Consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a written Consent (other than the Affirmative Consent of the Non- Managing Members or the Affirmative Consent of a Supermajority of the Non-Managing Members), the Managing Member may require a response within a reasonable specified time, but not less than 30 days, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing Member’s recommendation with respect to the proposal (herein, a “Deemed Consent”); provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C.  Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy.

D.  Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member’s shareholders and may be held at the same time as, and as part of, the meetings of the Managing Member’s shareholders.

ARTICLE XV.

GENERAL PROVISIONS

15.1        Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Member, to that Member at the address set forth in Exhibit A or such other address of which the Member shall notify the Managing Member in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the Managing Member in writing.

15.2        Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

15.3        Pronouns and Plurals

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

15.4        Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.5        Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.6        Creditors

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

15.7        Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

15.8        Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

15.9        Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

15.10      Entire Agreement

This Agreement, the Contribution Agreement and the other agreements executed on the Effective Date as provided in the Contribution Agreement contain all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company.

15.11      Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.12      No Partition

No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

15.13      Uniform Commercial Code Article 8 (Opt-In)

The Company hereby irrevocably elects that all LLC Units shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. Each certificate evidencing LLC Units in the Company shall bear the following legend: “This certificate evidences an interest in HCP DR MCD, LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, each other applicable jurisdiction.” This provision shall not be amended, and any purported amendment to this provision shall be null and void.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

MANAGING MEMBER:	HEALTH CARE PROPERTY INVESTORS, INC., a
Maryland corporation

	By:	/s/ Tim Schoen
	Name:	Tim Schoen
	Title:	Senior Vice President

NON-MANAGING MEMBERS:

[See Additional Signature Pages of

Non-Managing Members Attached hereto]

[Additional Signatures of Non-Managing Members to

Amended and Restated Limited Liability Company Agreement

of HCP DR MCD, LLC]

POWER OF ATTORNEY

This Agreement has been signed by each of the following persons as a Non-Managing Member in the capacities and to be effective on February 9, 2007:

Signature	Non-Managing Member

*	TWG Medical, Ltd.

*	Marvin C. Culbertson, Jr.

*	Pierce D. Flanders

*	G&B Johnson
Investments, Ltd.

*	Clifford J. Osborn

*	Sandra R. Cohen, as
Trustee for the Ivy T.
Rabinowitz Trust for
Sandra R. Cohen

*	Joe A. Stalcup

*	Howard G. Thomas

*	Carol E. Touchstone

*	Jesse M. Hellums III

*	Hunt H. Hellums

*	Frank O. Seay

*	Robert J. Wright

*	Cynthia J. Hellstern

*	Mary Ellen Thomas

*	Harlan R. Crow

*	Wright Williams, Ltd.

*	Allen E. Cullum

*	Margaret Anne Cullum

*	William Bennett Cullom

*	James McDonald Williams

*	Thornton Tye Medical,
L.P.
*	Harlan R. Crow, Trustee
for the Trammell Crow
1994 Revocable Trust
*	Crow Realty investors,
L.P.

	*By	TWG Medical, Ltd., a Texas limited
partnership, as Attorney-in-Fact

		By:	TWG, Inc., its general partner

			By:	/s/ Robert J. Wright
Robert J. Wright
President

EXHIBIT A

MEMBER’S CAPITAL CONTRIBUTIONS

[See Pages A-2 and A-3 attached hereto]

EXHIBIT A-2

CONTRIBUTIONS

Part I: Contributor

Contributor	Gross Asset Value of Contribution	Number of Non-Managing Member Units
Medical City Dallas Limited	$140,051,433.00	4,246,857

(1)                                 See Part II (Exhibit A-3) for a breakout by individual Non-Managing Members and their respective allocations

Part II: Managing Member

Managing Member	Gross Asset Value of Contribution	Number of Managing Member Units
Health Care Property Investors, Inc.	$65,892,373.00	1,999,162

EXHIBIT A-3

LLC UNITS (NON-MANAGING MEMBER AND MANAGING MEMBER)

Non-Managing Member Units

Name	Address	Number of Units

TWG Medical, Ltd.	7777 Forest Lane	1,419,328
	Suite C-840
	Dallas, TX 75230

Marvin C. Culbertson, Jr.	6126 Averell Way	30,551
	#109 W
	Dallas, TX 75225

Pierce D. Flanders	1317 Palm Valley	25,481
	Drive East
	Harlingen, TX 78552

G&B Johnson Investments, Ltd.	8523 Thackery	12,741
	Apt. 2103
	Dallas, TX 75225

Clifford J. Osborn	5581 East Finisterra	25,481
	Tucson, AZ 85715

Sandra R. Cohen, as Trustee for	7030 South Jan Mar	10,193
the Ivy T. Rabinowitz Trust for	Dallas, TX 75230
Sandra R. Cohen

Joe A. Stalcup	6510 Abrams	178,235
	Suite 640
	Dallas, TX 75231

Howard G. Thomas	8333 Douglas	50,918
	Suite 1414
	Dallas, TX 75225

Carol E. Touchstone	3829 Stratford	25,481
	Dallas, TX 75205

Jesse M. Hellums III	16161 College Oak	6,325
	Suite 100
	San Antonio, TX 78249

Hunt H. Hellums	906 Point Run Dr.	6,325
	Pflugerville, TX 78660

Frank O. Seay	4242 Lomo Alto N48	10,121
	Dallas, TX 75219

Robert J. Wright	7777 Forest Lane	22,386
	Suite C-840
	Dallas, TX 75230

Name	Address	Number of Units

Cynthia J. Hellstern	10827 Crooked Creek Drive	4,710
	Dallas, TX 75229

Mary Ellen Thomas	3904 Deepwood St.	4,710
	Colleyville, TX 76034

Harlan R. Crow	Crow Holdings	1,187,080
	2100 McKinney
	Suite 700
	Dallas, TX 75201

Wright Williams, Ltd.	7777 Forest Lane	26,199
	Suite C-840
	Dallas, TX 75230

Allen E. Cullum	5952 Royal Ln #216	72,146
	Dallas, TX 75230-3831

Margaret Anne Cullum	11 Turtle Creek Bend	84,878
	Dallas, TX 75204

William Bennett Cullum	4940 Mangold Circle	84,833
	Dallas, TX 75229-4343

James McDonald Williams	c/o Dorothy Hopkins	82,994
	Williams Interests
	2001 Ross, Suite 3350
	Dallas, TX 75201

Thornton Tye Medical, L.P.	c/o Ken Travis	82,994
	Travis Wolff
	5580 LBJ Freeway
	Suite 400
	Dallas, TX 75240

Harlan R. Crow, Trustee for the	2100 McKinney, Suite 700	631,111
Trammell Crow 1994 Revocable	Dallas, TX 75201
Trust

Crow Realty Investors, L.P.	2100 McKinney, Suite 700	161,636
	Dallas, TX 75201

Cumulative Totals:		4,246,857

EXHIBIT A-3 (cont.)
LLC UNITS (NON-MANAGING MEMBER AND MANAGING MEMBER)

Managing Member Units

Name	Address	Number of Units
Health Care Property Investors, Inc.	3760 Kilroy Airport Way,	1,999,162
	Suite 300
	Long Beach, CA 90806

EXHIBIT B

NOTICE OF REDEMPTION

To:	HCP DR MCD, LLC
c/o Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806

The undersigned Member or Assignee hereby irrevocably tenders for Redemption                     LLC Units in HCP DR MCD, LLC (the “Company”) in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of HCP DR MCD, LLC, dated as of February     , 2007 (the “Agreement”), and the Redemption Rights referred to therein. The undersigned Member or Assignee:

(a)             undertakes (i) to surrender such LLC Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the Managing Member, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.6.E of the Agreement;

(b)             directs that, at the sole discretion of the Managing Member, either (i) a certified check representing the Cash Amount deliverable upon closing of the Redemption be delivered to the address specified below, after deducting therefrom any costs or expenses to which the undersigned Member or Assignee is responsible pursuant to the Agreement, or (ii) a certificate(s) representing the REIT Shares deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)             represents, warrants, certifies and agrees that: (1) the undersigned Member or Assignee has, and at the closing of the Redemption will have unencumbered title to such LLC Units, free and clear of the rights or interests of any other person or entity other than any rights of the Managing Member thereto or the Company in respect thereof, (2) the undersigned Member or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such LLC Units as provided herein, (3) the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender, (4) such Redemption is in compliance with the provisions of Section 8.6 of the Agreement, and (5) except to the extent deducted from the Cash Amount pursuant to clause (b)(i) above, the undersigned Member or Assignee shall, as a condition to receipt of the REIT Shares, reimburse to the Managing Member all costs and expenses for which such undersigned Member or Assignee is responsible pursuant to the Agreement; and

(d)             acknowledges that it will continue to own such LLC Units until and unless such Redemption transaction closes, subject to the provisions of Section 5.7 of the Agreement.

B-1

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:	Name of Member or Assignee:

(Signature of Member or Assignee)

(Street Address)

(City) (State) (Zip)

Signature Guaranteed by:

Issue REIT Shares in the name of:

Please insert social security or identifying number:

B-2

EXHIBIT C

FORM OF JOINDER AGREEMENT

JOINDER TO OPERATING AGREEMENT

THIS JOINDER TO OPERATING AGREEMENT (the “Joinder”) is dated as of                     ,                    effecting a joinder to the Amended and Restated Limited Liability Company Operating Agreement of HCP DR MCD, LLC dated as of February       , 2007 (the “Operating Agreement”) by and between HCP DR MCD, LLC, a Delaware limited liability company (the “Company”), and                                  , a                                     (the “New Member”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

1.                                      New Member agrees to be bound by, the terms and conditions of the Operating Agreement, a copy of which is attached hereto as Exhibit A.

2.                                      New Member represents to the Company and the Managing Member that the representations and warranties set forth in Section 3.4 of the Operating Agreement are true and correct as of the date hereof.

3.                                      The Company agrees to admit New Member as a Non-Managing Member of the Company and, in connection therewith, to update and amend the books and records of the Company to reflect the information set forth on Exhibit B attached hereto.

4.                                      This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.                                      This Joinder shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws or choice of law of the State of Delaware or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of Delaware.

6.                                      The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

7.                                      If any provision of this Joinder is in conflict with or inconsistent with any provision of the Operating Agreement, the provision of the Operating Agreement shall control.

C-1

IN WITNESS WHEREOF, this Joinder to Operating Agreement has been duly executed and delivered by the parties as of the date first above written.

COMPANY:		NEW MEMBER:

HCP DR MCD, LLC, a Delaware limited liability company
By:	HEALTH CARE PROPERTY	By:
	INVESTORS, INC.,	Name:
	a Maryland corporation,	Title:
its Managing Member

By:
Name:
Title:

C-2

EXHIBIT D

EXAMPLE OF CERTAIN CALCULATIONS PURSUANT TO SECTION 5.6.C

Assumptions for example —

(1) LLC unit ownership:

	Units	Effective Price	Value of Interest	Percentage Interest
the Managing Member Units (MMUs)	2,400,000	$25.	60,000,000	75%
Non-Managing Member Units (NMMUs)	800,000	$25.	20,000,000	25%
Total	3,200,000		80,000,000

(2)  Sale of property to which distribution pursuant to Sec. 5.6A.(2) relates:

Disposition Proceeds = $30MM

Initial value = $25MM

Property Appreciation = $5MM

Portion of Disposition Proceeds to be distributed = $10MM

(3)  Other assumptions:

Value of REIT stock on Reduction Date = $30

There is no Preferred Return Shortfall or the Managing Member Shortfall

Unit Portion (Net Cash Flow of property sold/Net Cash Flow of all the contributed property) = .20

There have been no previous distributions of Disposition Proceeds or Refinancing Debt Proceeds Adjustment Factor = 1.0

Calculation of Reduction:

Sec. 5.6C.(1) – NMMU Reduction = 82,733 Units ($2,482,000 ÷ 30), computed as

(i) excess of

(a)    $2.5MM ($10MM distribution * 25% NMM LLC units), over

(b)    NMM Sharing Amount of $18,000

(U)       (.20 Unit Portion * 3.2MM LLC Units Outstanding) = 640,000 = Unit Amount

(V)       640,000 * ($30 Value - $25 Effective Price) = $3.2MM Unit Appreciation

(W)    $5MM Property Appreciation - $3.2MM Unit Appreciation = $1.8MM = Aggregate Sharing Amount

(X)       $1.8MM Aggregate Sharing Amount - $0 Prior Sharing Amounts = $1.8MM Sharing Amount

(Y)       $1.8MM * 1% NMM Sharing Percentage = $18,000 NMM Sharing Amount

(Z)        $2.5MM – $18,000 = $2,482,000

D-1

Divided by

(ii) $30 Value on Reduction Date

Sec. 5.6C.(2) – MMU Reduction = 248,199 Units, computed as

(i) 82,733 Reduction Units for NMMs divided by 25% Aggregate Percentage Interests of NMMs before Reduction, times

(ii) 75% Percentage Interest of MM before Reduction

Calculation of Profit Participation Amount for NMMs:

$431,667, computed as the sum of

(a)    $18,000 (Cumulative distributions pursuant to Sec. 5.6A.(2) that did not result in a Reduction), and

(b)    $413,667 ($2,482,000 [$2.5MM cumulative distributions pursuant to sec. 5.6A.(2) – $18,000]

* (($30 weighted average Value on each Reduction Date - $25 Effective Price)/$30 weighted average Value on each Reduction Date)

D-2

EXHIBIT E

FORM OF BOTTOM DOLLAR GUARANTEE

[See Attached]

E-1

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guarantee”), dated as of February    , 2007, is made by each of the persons or entities whose names are set forth on the signature page hereof as a “Guarantor” (each, a “Guarantor,” and collectively, the “Guarantors”), in favor of Health Care Property Investors, Inc., a Maryland corporation (“Guaranteed Party”).

WHEREAS, HCP DR MCD, LLC (“Borrower”), is indebted to Guaranteed Party pursuant to that certain Promissory Note in the original principal amount of Fifty Million and No/100 Dollars ($50,000,000.00) (the “Credit Document”) by Borrower in favor of Guaranteed Party.

WHEREAS, each Guarantor desires to guarantee collection of a portion of the amount owing under the Credit Document (the “Obligations”) not in excess of the amount listed next to such Guarantor’s name on Schedule 1 attached hereto (such amount, as applicable to each individual Guarantor, the “Maximum Guaranteed Amount” and all such amounts in the aggregate, the “Maximum Guaranteed Amounts”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Guarantors agree as follows:

1.                                      Guarantee.

A.                                    Guarantors hereby irrevocably and unconditionally guarantee the collection by Guaranteed Party of, and hereby agree to pay to Guaranteed Party upon demand (following the exhaustion of the exercise of any and all remedies available to Guaranteed Party against Borrower, including, without limitation and to the extent applicable, realizing upon the assets of Borrower), an amount equal to the excess, if any, of the Maximum Guaranteed Amounts over the Borrower Proceeds (as hereinafter defined); provided, however, the obligation of each Guarantor shall be limited severally, and not jointly, to the Maximum Guaranteed Amount set forth opposite its name on Schedule 1 attached hereto. Each Guarantor’s obligations as set forth in this Paragraph 1.A. are hereinafter referred to as the “Guaranteed Obligations.”

B.                                    For the purposes of this Guarantee, the term “Borrower Proceeds” shall mean the aggregate of all amounts collected from Borrower or realized from the sale or other disposition of assets of Borrower (whether applied to the Guaranteed Obligations or other obligations).

2.                                      Waivers: Other Agreements. Guaranteed Party is hereby authorized, without notice or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the enforceability of the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to:

(i)                                     waive or otherwise consent to noncompliance with any provision of the Credit Document, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations now or hereafter executed by Borrower or any other person and delivered to Guaranteed Party;

(ii)                                  accept partial payments on the Guaranteed Obligations by Borrower;

(iii)                               receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or for the payment of this Guarantee, or for the payment of any other guarantees of the Guaranteed Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, or otherwise alter or release any such additional security or collateral;

(iv)                              apply any and all such security or collateral and direct the order or manner of sale thereof as Guaranteed Party may determine in its sole discretion;

(v)                                 settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any mortgage or any other security or collateral for the Guaranteed Obligations or any other guarantee therefore, in any manner;

(vi)                              add, release or substitute any one or more other guarantors, borrowers or endorsers of the Guaranteed Obligations and otherwise deal with Borrower or any other guarantor as Guaranteed Party may elect in its sole discretion; and

(vii)                           apply any and all payments or recoveries from Borrower, any Guarantor or from any other guarantor of the Guaranteed Obligations, to such of the Guaranteed Obligations as Guaranteed Party in its sole discretion may determine, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others.

3.                                      Independent Obligations. Except as expressly set forth in Paragraph 1, the obligations of each Guarantor hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought by Guaranteed Party against any Guarantor. Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against Borrower, or any other person directly or contingently liable for the payment or performance of the obligations under the Credit Document arising from the existence or performance of this Guarantee (including, but not limited to, Guaranteed Party, or any other member of Borrower) (except and only to the extent that such Guarantor makes a payment to Guaranteed Party in excess of the amount required to be paid under Paragraph 1 and the limitations set forth therein).

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4.                                      Miscellaneous.

A.                                    1.                                      Subject to the provisions of Section 4.A.2., this Guarantee is irrevocable as to any and all of the Guaranteed Obligations of each Guarantor until such Guarantor has disposed of all of its equity interests in Borrower (the “Termination Date”), provided that the obligations of such Guarantor hereunder shall continue after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before the Termination Date.

2.                                                                                      In the event that any Guarantor disposes of all or any portion of such Guarantor’s equity interest in Borrower, the Guaranteed Obligations of such Guarantor shall be decreased by an amount equal to the portion of the Guaranteed Obligations of such Guarantor allocable to the disposed of equity interest (a “Reduction Date”), provided that the obligations of such Guarantor hereunder shall continue after the Reduction Date with respect to the Guaranteed Obligations undiminished by such reduction to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before said Reduction Date.

B.                                    This Guarantee is binding on each Guarantor and its successors and assigns, and inures to the benefit of Guaranteed Party.

C.                                    No delay on the part of Guaranteed Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise or waiver by Guaranteed Party of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon Guaranteed Party, except as expressly set forth in a writing duly signed or delivered by Guaranteed Party or on Guaranteed Party’s behalf by an authorized officer or agent of Guaranteed Party. Guaranteed Party’s failure at any time or times hereafter to require strict performance by Borrower, any Guarantor or any other person of any of the provisions, warranties, terms and conditions contained in any security agreement, agreements, guarantee, instrument or document now or at any time or times hereafter executed by Borrower or any Guarantor or delivered to Guaranteed Party shall not waive, affect or diminish any right of Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Guaranteed Party, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Guaranteed Party and directed to Borrower or such Guarantor, or any of them (as the case may be) specifying such waiver. No waiver by Guaranteed Party of any default shall operate as a waiver of any other

3

default or the same default on a future occasion, and no action by Guaranteed Party permitted hereunder shall in any way affect or impair Guaranteed Party’s rights or the obligations of any Guarantor under this Guarantee.

D.                                    This Guarantee shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws (other than the conflicts of law provisions) of the State of Texas.

E.                                     This Guarantee contains all the terms and conditions of the agreement between Guaranteed Party and each Guarantor. The terms and provisions of this Guarantee may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

F.                                      Any notice shall be directed to the parties at the following addresses:

If to a Guarantor:	[To the address set forth opposite its signature hereto]

If to Guaranteed Party:	Health Care Property Investors, Inc. 3760 Kilroy Airport Way, Suite 300 Long Beach, California 90806 Attention: Legal Department Telephone No.: (562) 733-5100 Facsimile No.: (562) 733-5200

With a copy to:	Latham & Watkins LLP 650 Town Center Drive 20th Floor Costa Mesa, California 92626 Attention: David C. Meckler Telephone No.: (714) 540-1235 Facsimile No.: (714) 755-8290

[Remainder of page intentionally blank.]

4

GUARANTORS’ SIGNATURE PAGE
ATTACHED TO AND MADE A PART OF
THAT CERTAIN GUARANTY AGREEMENT
DATED AS OF FEBRUARY   , 2007

POWER OF ATTORNEY

IN WITNESS WHEREOF, this Guarantee has been duly executed by each of the following persons as a “Guarantor” effective as of the date set forth above.

Signature	Guarantor	Address

*	TWG Medical, Ltd.	7777 Forest Lane
Suite C-840
Dallas, TX 75230

*	M.C. Culbertson, Jr.	6126 Averell Way #109 W Dallas, TX 75225

*	Pierce D. Flanders	1317 Palm Valley Drive East Harlingen, TX 78552

*	G&B Johnson Investments, Ltd.	8523 Thackery Apt. 2103 Dallas, TX 75225

*	Clifford J. Osborn	5581 East Finisterra Tucson, AZ 85715

*	Sandra R. Cohen, Trustee for the Ivy T. Rabinowitz Trust for Sandra R.Cohen	7030 South Jan Mar Dallas, TX 75230

*	Joe A. Stalcup	6510 Abrams Suite 640 Dallas, TX 75231

*	Howard G. Thomas	8333 Douglas Suite 1414 Dallas, TX 75225

*	Carol E. Touchstone	3829 Stratford Dallas, TX 75205

Signature Page

*	Jesse M. Hellums III	16161 College Oak
Suite 100 San Antonio, TX 78249

*	Hunt H. Hellums	906 Point Run Dr.
Pflugerville, TX 78660

*	Frank O. Seay	4242 Lomo Alto N48
Dallas, TX 75219

*	Robert J. Wright	7777 Forest Lane Suite C-840
Dallas, TX 75230

*	Cynthia J. Hellstern	10827 Crooked Creek Drive
Dallas, TX 75229

*	Mary Ellen Thomas	3904 Deepwood St.
Colleyville, TX 76034

*	Harlan R. Crow	Crow Holdings
2100 McKinney Suite 700 Dallas, TX 75201

*	Wright Williams, Ltd.	7777 Forest Lane
Suite C-840 Dallas, TX 75230

*	Thornton Tye Medical, L.P.	c/o Ken Travis
Travis Wolff 5580 LBJ Fwy, Suite 400 Dallas, TX 75240

*	James McDonald Williams	c/o Dorothy Hopkins
Williams Interests 2001 Ross Ave., Suite 3350 Dallas, TX 75201

*	Harlan R. Crow, Trustee for the Trammell Crow 1994 Revocable Trust	2100 McKinney Ave.,
Suite 700 Dallas, Texas 75201

Signature Page

*	Crow Realty Investors, L.P.	2100 McKinney Ave.,
Suite 700 Dallas, Texas 75201

*By	TWG Medical, Ltd., a Texas limited partnership, as Attorney-in-Fact

	By:	TWG, Inc., its general partner

By:
Robert J. Wright
President

Signature Page

Schedule 1

Guarantor	Maximum Guaranteed Amount

TWG Medical, Ltd.	$8,075,302

M.C. Culbertson, Jr.	$838,133

Pierce D. Flanders	$698,308

G&B Johnson Investments, Ltd.	$349,145

Clifford J. Osborn	$698,306

Sandra R. Cohen, Trustee for the Ivy T. Rabinowitz Trust for Sandra R.Cohen	$279,251

Joe A. Stalcup	$4,888,946

Howard G. Thomas	$1,397,011

Carol E. Touchstone	$698,307

Jesse M. Hellums III	$174,573

Hunt H. Hellums	$174,573

Frank O. Seay	$277,046

Robert J. Wright	$620,559

Cynthia J. Hellstern	$130,066

Mary Ellen Thomas	$130,065

Harlan R. Crow	$7,717,439

Wright Williams, Ltd.	$717,825

Thornton Tye Medical, L.P.	$1,520,464

James McDonald Williams	$1,520,464

Harlan R. Crow, Trustee for the Trammell Crow 1994 Revocable Trust	$16,128,645

Crow Realty Investors, L.P.	$2,965,572

Total Maximum Guaranteed Amounts	$50,000,000.00

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guarantee”), dated as of February   , 2007, is made by each of the persons or entities whose names are set forth on the signature page hereof as a “Guarantor” (each, a “Guarantor,” and collectively, the “Guarantors”), in favor of Health Care Property Investors, Inc., a Maryland corporation (“Guaranteed Party”).

WHEREAS, HCP DR MCD, LLC (“Borrower”), is indebted to Guaranteed Party pursuant to that certain Promissory Note in the original principal amount of Fifty-Five Million Nine Hundred Sixty-Eight Thousand Eight Hundred Forty-Eight and No/100 Dollars ($55,968,848.00) (the “Credit Document”) by Borrower in favor of Guaranteed Party.

WHEREAS, each Guarantor desires to guarantee collection of a portion of the amount owing under the Credit Document (the “Obligations”) not in excess of the amount listed next to such Guarantor’s name on Schedule 1 attached hereto (such amount, as applicable to each individual Guarantor, the “Maximum Guaranteed Amount” and all such amounts in the aggregate, the “Maximum Guaranteed Amounts”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Guarantors agree as follows:

1.                                      Guarantee.

A.            Guarantors hereby irrevocably and unconditionally guarantee the collection by Guaranteed Party of, and hereby agree to pay to Guaranteed Party upon demand (following the exhaustion of the exercise of any and all remedies available to Guaranteed Party against Borrower, including, without limitation and to the extent applicable, realizing upon the assets of Borrower), an amount equal to the excess, if any, of the Maximum Guaranteed Amounts over the Borrower Proceeds (as hereinafter defined); provided, however, the obligation of each Guarantor shall be limited severally, and not jointly, to the Maximum Guaranteed Amount set forth opposite its name on Schedule 1 attached hereto. Each Guarantor’s obligations as set forth in this Paragraph 1.A. are hereinafter referred to as the “Guaranteed Obligations.”

B.            For the purposes of this Guarantee, the term “Borrower Proceeds” shall mean the aggregate of all amounts collected from Borrower or realized from the sale or other disposition of assets of Borrower (whether applied to the Guaranteed Obligations hereunder or other obligations) after reduction of the Guaranteed Obligations under that certain Guaranty Agreement in favor of Guaranteed Party from the Guarantors listed on Schedule 2 attached hereto (the “$50,000,000 Note Guarantors”).

2.             Waivers: Other Agreements. Guaranteed Party is hereby authorized, without notice or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the enforceability of the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to:

(i)            waive or otherwise consent to noncompliance with any provision of the Credit Document, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations now or hereafter executed by Borrower or any other person and delivered to Guaranteed Party;

(ii)           accept partial payments on the Guaranteed Obligations by Borrower;

(iii)          receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or for the payment of this Guarantee, or for the payment of any other guarantees of the Guaranteed Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, or otherwise alter or release any such additional security or collateral;

(iv)          apply any and all such security or collateral and direct the order or manner of sale thereof as Guaranteed Party may determine in its sole discretion;

(v)           settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any mortgage or any other security or collateral for the Guaranteed Obligations or any other guarantee therefore, in any manner;

(vi)          add, release or substitute any one or more other guarantors, borrowers or endorsers of the Guaranteed Obligations and otherwise deal with Borrower or any other guarantor as Guaranteed Party may elect in its sole discretion; and

(vii)         apply any and all payments or recoveries from Borrower, any Guarantor or from any other guarantor of the Guaranteed Obligations, to such of the Guaranteed Obligations as Guaranteed Party in its sole discretion may determine, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others.

3.             Independent Obligations. Except as expressly set forth in Paragraph 1, the obligations of each Guarantor hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought by Guaranteed Party against any Guarantor. Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against Borrower, or any other person directly or contingently liable for the payment or performance of the obligations under the Credit Document arising from the existence or performance of this Guarantee (including, but not Guaranteed Party, or any other

2

member of Borrower) (except and only to the extent that such Guarantor makes a payment to Guaranteed Party in excess of the amount required to be paid under Paragraph 1 and the limitations set forth therein).

4.             Miscellaneous.

A.            1.             Subject to the provisions of Section 4.A.2., this Guarantee is irrevocable as to any and all of the Guaranteed Obligations of each Guarantor until such Guarantor has disposed of all of its equity interests in Borrower (the “Termination Date”), provided that the obligations of such Guarantor hereunder shall continue after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before the Termination Date.

2.                                                                                      In the event that any Guarantor disposes of all or any portion of such Guarantor’s equity interest in Borrower, the Guaranteed Obligations of such Guarantor shall be decreased by an amount equal to the portion of the Guaranteed Obligations of such Guarantor allocable to the disposed of equity interest (a “Reduction Date”), provided that the obligations of such Guarantor hereunder shall continue after the Reduction Date with respect to the Guaranteed Obligations undiminished by such reduction to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before said Reduction Date.

B.            This Guarantee is binding on each Guarantor and its successors and assigns, and inures to the benefit of Guaranteed Party.

C.            No delay on the part of Guaranteed Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise or waiver by Guaranteed Party of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon Guaranteed Party, except as expressly set forth in a writing duly signed or delivered by Guaranteed Party or on Guaranteed Party’s behalf by an authorized officer or agent of Guaranteed Party. Guaranteed Party’s failure at any time or times hereafter to require strict performance by Borrower, any Guarantor or any other person of any of the provisions, warranties, terms and conditions contained in any security agreement, agreements, guarantee, instrument or document now or at any time or times hereafter executed by Borrower or any Guarantor or delivered to Guaranteed Party shall not waive, affect or diminish any right of Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Guaranteed Party, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Guaranteed Party and directed to Borrower or such

3

Guarantor, or any of them (as the case may be) specifying such waiver. No waiver by Guaranteed Party of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Guaranteed Party permitted hereunder shall in any way affect or impair Guaranteed Party’s rights or the obligations of any Guarantor under this Guarantee.

D.            This Guarantee shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws (other than the conflicts of law provisions) of the State of Texas.

E.            This Guarantee contains all the terms and conditions of the agreement between Guaranteed Party and each Guarantor. The terms and provisions of this Guarantee may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

F.             Any notice shall be directed to the parties at the following addresses:

If to a Guarantor:	[To the address set forth opposite its signature hereto]

If to Guaranteed Party:	Health Care Property Investors, Inc. 3760 Kilroy Airport Way, Suite 300 Long Beach, California 90806 Attention: Legal Department Telephone No.: (562) 733-5100 Facsimile No.: (562) 733-5200

With a copy to:	Latham & Watkins LLP 650 Town Center Drive 20th Floor Costa Mesa, California 92626 Attention: David C. Meckler Telephone No.: (714) 540-1235 Facsimile No.: (714) 755-8290

[Remainder of page intentionally blank.]

4

GUARANTORS’ SIGNATURE PAGE
ATTACHED TO AND MADE A PART OF
THAT CERTAIN GUARANTY AGREEMENT
DATED AS OF FEBRUARY    , 2007

IN WITNESS WHEREOF, this Guarantee has been duly executed by each of the following persons as a “Guarantor” effective as of the date set forth above.

Address:	Guarantor

7777 Forest Lane	TWG Medical, Ltd., a Texas limited
Suite C-840	partnership
Dallas, TX 75230

	By:	TWG, Inc., its general partner

By:
Robert J. Wright
President

Crow Holdings
2100 McKinney	Harlan R. Crow
Suite 700
Dallas, TX 75201

2100 McKinney	Harlan R. Crow, Trustee for the Trammell
Suite 700	Crow 1994 Revocable Trust
Dallas, TX 75201

Harlan R. Crow, Trustee

2100 McKinney	Crow Realty Investors, L.P.
Suite 700
Dallas, Texas 75201
	By:	Crow Family, Inc.

By:
Name:
Title:

Signature Page

c/o Ken Travis	Thornton Tye Medical, L.P.
Travis Wolff
5580 LBJ Freeway, Suite 400
Dallas, TX 75240
	By:	Thornton Tye Management I, LLC,
its general partner

By:
Judith K. Williams
President

c/o Dorothy Hopkins
Williams Interests
2001 Ross Avenue, Suite 3350	James McDonald Williams
Dallas, TX 75201

7777 Forest Lane, Suite C-840
Dallas, TX 75230	Robert J. Wright

Signature Page

Schedule 1

Guarantor	Maximum Guaranteed Amount
TWG Medical, Ltd.	$18,764,623
Harlan R. Crow	$21,469,339
Harlan R. Crow, Trustee for the Trammell Crow 1994 Revocable Trust	$11,412,711
Crow Realty Investors, L.P.	$2,077,949
Thornton Tye Medical, L.P.	$1,038,995
James McDonald Williams	$1,038,995
Robert J. Wright	166,236
Total Maximum Guaranteed Amounts	$55,968,848.00

Schedule 1

Schedule 2

The $50,000,000 Note Guarantors

TWG Medical, Ltd.

M.C. Culbertson, Jr.

Pierce D. Flanders

G&B Johnson Investments, Ltd.

Clifford J. Osborn

Sandra R. Cohen, Trustee for the Ivy T. Rabinowitz Trust for Sandra R.Cohen

Joe A. Stalcup

Howard G. Thomas

Carol E. Touchstone

Jesse M. Hellums III

Hunt H. Hellums

Frank O. Seay

Robert J. Wright

Cynthia J. Hellstern

Mary Ellen Thomas

Harlan R. Crow

Wright Williams, Ltd.

Thornton Tye Medical, L.P.

James McDonald Williams

Harlan R. Crow, Trustee for the Trammell Crow 1994 Revocable Trust

Crow Realty Investors, L.P.

Schedule 2

EXHIBIT F - 1

FORM OF MANAGING MEMBER NOTE

[See Attached]

F-1

NEGOTIABLE DEMAND PROMISSORY NOTE

Principal Amount: $50,000,000.00	Date of this Note: February , 2007

1.             Promise to Pay. For good and valuable consideration, HCP DR MCD, LLC, a Delaware limited liability company (“Payor”), promises to pay to HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (“HCP”), on order, Fifty Million Dollars ($50,000,000.00) (the “Principal Amount”), together with interest thereon at the Applicable Interest Rate from the date of this Note until paid, in accordance with the terms contained herein. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. As used herein, “Applicable Interest Rate” shall mean the ten-year U.S. Treasury Note rate published in the Wall Street Journal as of the date of each payment by Payor, plus One Percent (1.00%)

2.             Payment Schedule. From the date of this Note to and until the Demand Date, Payor shall pay quarterly all accrued and unpaid interest under this Note. Each such quarterly installment of accrued and unpaid interest shall be paid on or before the Quarterly Installment Date. For purposes of this Note, the “Quarterly Installment Date” shall be January 1, April 1, July 1, and October 1 of each year to and until the Demand Date. The first installment of accrued and unpaid interest under this Note shall be paid on or before April 1, 2007. The entire indebtedness under this Note (including the Principal Amount and all accrued and unpaid interest) shall be due and payable on the date (the “Demand Date”) that the holder of this Note delivers to Payor at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, a writing demanding immediate payment of the indebtedness hereunder. All payments shall be applied first to amounts owing under this Note other than interest and principal, next to accrued interest and then to the principal balance. All payments shall be made in lawful money of the United States.

3.             Purpose of Loan. The Loan evidenced by this Note is being made by HCP to Payor pursuant to the provisions of Section 4.3B of that certain Amended and Restated Limited Liability Company Agreement for HCP DR MCD, LLC dated February    , 2007, as amended (the “LLC Agreement”).

4.             Miscellaneous Provisions. If the holder of this Note refers this Note to an attorney to enforce, construe or defend any provision hereof, with or without the filing of any legal action or proceeding, Payor shall pay to the holder of this Note upon demand the amount of all attorneys’ fees, costs and other expenses incurred in connection therewith, together with interest thereon from the date of demand at the rate set forth in Section 1 above. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless the holder of this Note consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Note shall be binding upon and inure to the benefit of Payor, the holder of this Note and their respective successors and assigns. The parties intend for this Note to he negotiable in accordance with Section 3-104 of the California Uniform Commercial Code. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein. This Note shall be governed by and construed in accordance with the laws of the State of California.

[Signature Page Follows]

2

IN WITNESS WHEREOF, Payor has executed this Note as of the Date of this Note set forth above.

HCP DR MCD, LLC, a Delaware limited liability company

By:	HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation, its Sole Member

By:
Name:
Its:

EXHIBIT F - 2

FORM OF MANAGING MEMBER NOTE (Subordinate Note)

[See Attached]

F-2-1

SUBORDINATE NEGOTIABLE DEMAND PROMISSORY NOTE

Principal Amount: $55,968,848.00	Date of this Note: February ,2007

1.             Promise to Pay. For good and valuable consideration, HCP DR MCD, LLC, a Delaware limited liability company (“Payor”), promises to pay to HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (“HCP”), on order, Fifty-Five Million Nine Hundred Sixty-Eight Thousand Eight Hundred Forty-Eight Dollars ($55,968,848.00) (the “Principal Amount”), together with interest thereon at the Applicable Interest Rate from the date of this Note until paid, in accordance with the terms contained herein. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. As used herein, “Applicable Interest Rate” shall mean the ten-year U.S. Treasury Note rate published in the Wall Street Journal as of the date of each payment by Payor, plus One Percent (1.00%)

2.             Payment Schedule. From the date of this Note to and until the Demand Date, Payor shall pay quarterly all accrued and unpaid interest under this Note. Each such quarterly installment of accrued and unpaid interest shall be paid on or before the Quarterly Installment Date. For purposes of this Note, the “Quarterly Installment Date” shall be January 1, April 1, July 1, and October 1 of each year to and until the Demand Date. The first installment of accrued and unpaid interest under this Note shall be paid on or before April 1, 2007. The entire indebtedness under this Note (including the Principal Amount and all accrued and unpaid interest) shall be due and payable on the date (the “Demand Date”) that the holder of this Note delivers to Payor at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, a writing demanding immediate payment of the indebtedness hereunder. All payments shall be applied first to amounts owing under this Note other than interest and principal, next to accrued interest and then to the principal balance. All payments shall be made in lawful money of the United States.

3.             Purpose of Loan. The Loan evidenced by this Note is being made by HCP to Payor pursuant to the provisions of Section 4.3B of that certain Amended and Restated Limited Liability Company Agreement for HCP DR MCD, LLC dated February        , 2007, as amended (the “LLC Agreement”).

4.             Subordinate Note. Payor and HCP, by its acceptance of this Note, agree that this Note shall be subordinate in all respects to that certain Negotiable Demand Promissory Note in the original principal amount of $50,000,000.00 dated concurrently herewith and made by Payor in favor of HCP.

5.             Miscellaneous Provisions. If the holder of this Note refers this Note to an attorney to enforce, construe or defend any provision hereof, with or without the filing of any legal action or proceeding, Payor shall pay to the holder of this Note upon demand the amount of all attorneys’ fees, costs and other expenses incurred in connection therewith, together with interest thereon from the date of demand at the rate set forth in Section 1 above. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless the holder of this Note consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Note shall be binding upon and inure to the benefit of Payor, the holder of this Note and their respective successors and assigns. The parties intend for this Note to be negotiable in accordance with Section 3-104 of the California Uniform Commercial Code. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein. This Note shall be governed by and construed in accordance with the laws of the State of California.

[Signature Page Follows]

2

IN WITNESS WHEREOF, Payor has executed this Note as of the Date of this Note set forth above.

HCP DR MCD, LLC, a Delaware limited liability company

By:	HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation, its Sole Member

By:
Name:
Its: